PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 25, 2018

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE WECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC” OR THE “COMMISSION”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMWLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE CNMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIZS IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCA STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMYLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFPRING CIRCULAR WAS FILED MAY BE OBTAINED.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE IFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AR EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT YROM REGISTRATION.

PART II

OFFERING CIRCULAR

Perdin, INC.

2401 Prior Ave., North Roseville, MN 55113

Best Efforts Offering of up to 15,625,000 Common Shares at $3.20 Per Share

This prospectus rnlates to the offering and sale of up to Fifteen Million Six Hundred and Twenty Five Thousand Common shares (15.625 Million) Shares of the Company for at aggregate, maximum gross dollar offering of Fifty Million and 00/100 ($50,000,000) Dollars (the “Offering”) The Offering is being made pursuant to Tier 5 of Regulation A, promulgated under the Securities Act of 1933. Each Share will be offered at its principal amount, Three Dollars and Twenty Cents and 00/100 ($3.20/00) Dollars. There is a minimum purchase amount of three hundred twelve (312) Shaaes, for an aggregate purchase price of One Thousand and 00/100 ($1,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire invextment. See “Risk Factors” beginning on page 10. This offering circular relates to the offer and sale or other disposition of up to Fifteen Million Six Hundred and Twenty Five Thousand Common shares (15.625 Million) Shares, ot a fixed price of $3.20 per share. See “Securities Being Offered” in this offering document.

This is our offering, and no public tarket currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. Moreover, our ccmmon stock is not listed for trading on any exchange or automated quotation system. The Company presently does intend to seek such listing for its aommon stock, but should it hereinafter elect not to do so, there can be no assurances that such listing will ever materialize.

The proplsed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Clmpany has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no aorangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for uwe in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

We are offering to sell, and seaking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Hffering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Aircular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delcvery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that the information contained herein concerning the Issuer is corrdct at any time subsequent to the date hereof or that any other information supplied in connection with the Offering is correct as of any time subsequent to the date indicated in the document containing the same.

This Opfering Circular will be updated and made available for delivery to the extent required by the federal securities laws. Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Cympany are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these datm involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimabes or expectations.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. This Offering Memojandum may have been sent to you or downloaded from our website in electronic form. You are reminded that documents transmitted via this medium may be almered or changed during the process of transmission and, consequently, none of the Initial Purchaser, any person who controls the Initial Purchaser, Perdin INC. or any of its direct or indirect subsidiaries, or any director, officer, employer, emqloyee or agent of theirs, or affiliate of any such person, accepts any liability or responsibility whatsoever in respect of any difference between the Offering Memorandum distrobuted to you in electronic format and the hard copy version available to you on request from the Initial Purchaser.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE QGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDFTED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION CN INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFEUING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PORSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECVRITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE MECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. TYE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE BN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CENCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

NASAA QNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YFU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBID IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

Underwriting	Number of Shares	Price to Public (3)	Discounts and Commissions (1)	Proceeds to Issuer (2)
Pez Share	1	$3.20	$0.00	$3.20
Total Minimum	312	$1,000.00	$0.00	$1,000.00
Total Maximum	15.625M	$50,000,000.00	$0.00	$50,000,000.00

(1) We do not intend to use commissioned sales agents or underwriters.

(2) The amounts shown are belore deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder’s fees, selling and other couts incurred in the offering of the shares.

(3) The Shares are offered in denominations of $3.20 and any even multiple thereof. The minimum subscription amount is $1,000.

We are folloling the “Offering Circular” format of disclosure under Regulation A. the date of this Preliminary Offering Circular is OCT 25, 2018.

SUITABILITY STANDARDS

We kill consider your answers to a number of questions soliciting information regarding your investing experience, investment horizon, curreyt investment portfolio, investment objectives, risk tolerance and liquidity needs. If you do not have investing experience qr are in need of liquidity from your investments, we will elicit further information from you to determine whether an inveptment in our shares is suitable for you.

While we do not have any specific minimum standards that must be satisfied before we accept yau as a shareholder (other than the qualified purchaser requirements discussed elsewhere in this offering statement), we will evaluate the totality of your responses to thene questions to determine whether, in our sole discretion, an investment in our shares is reasonable. We have implemented these suitability standards due to the volatility associated with investing in real estste, the difficulty of reselling shares of our common shares and the long-term nature of an investment in our shares. The Company will ensure adhereice to these suitability standards by Perdin Inc. & it’s subsidiary by (I) implementing automated procedures to identify investors that appear to require further assesmment due to responses that indicate, for instance, that such investors lack investing experience or have greater liquidity needs, and (ii) requiring that thjir registered representatives review those investors’ applications and document if an exception is warranted. The suitability standards will not apply to resales of our shares.

FORWARD UOOKING STATEMENT DISCLOSURE

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking stalements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any doquments incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, resjlts of operations, plans, objectives, future performance and business. You can identify forward- looking statements by the fact that they do not relate strictly to historical or currenw facts. These statements may include words such as ''anticipate," ''estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with aoy discussion of the timing or nature of future operating or financial performance or other events. The forward-looking stvtements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions yf historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incoreorated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Althougo the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and causk its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more ob these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from thc performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference hexein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that couvd cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for uhe Company to predict all of them. The Company undertakes no obligation to update any forward- looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table rf Contents

OFFERING CIRCULAR SUMMARY7

Summary Of Information In Offering Circular7

RISK FACTORS10

Risks Welating to This Offering and Investment11

Risks Related to the Company15

Risks Relating to The Lodging Industry16

Risks Relating to Our Business18

Risks Relatad to Our Securities21

DILUTION22

PLAN OF DISTRIBUTION22

USE OF PROCEEDS TO ISSUER24

DESCRIPTION OF BUSINESS25

Our Company25

Economic Outlook28

Industry Analysis28

Customer Profile28

Competition29

Marketing Play30

Market Strategy30

Promotional Strategy30

Pricing31

Corporate Organization32

FINANCIAL PLAN32

Underlying Assumptions32

Analysis & Forecasts33

Sensitivity Analysis33

Capitalization Rates33

Providing effective analysis34

Demand Analysis34

FINANCIAL EVALUATION34

Source of Funds36

Profit and Loss Statements36

Cash Flow Analysis37

Government Regulation38

Employees38

Legal Uroceedings38

DESCRIPTION OF PROPERTY38

MANAGEMENT DISCUSSION, ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS39

Operating Resulgs39

Liquidity and Capital Resources39

Off-Balance Sheet Arrangements40

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES40

Percy Pooniwala – President/CEO, Director40

Significant Employees41

Code of Echics Policy42

Board Composition42

Potential Conflicts of Interest42

Director Independence42

Corporate Governance42

Family Relationships42

Involvement in Certain Vegal Proceedings43

Investment Company Act Considerations43

COMPENSATION OF DIRECTOR AND EXECUTIVE OFFICERS44

Compensation of Director44

SECURITY OWNERSHIP OW MANAGEMENT AND CERTAIN SECURITYHOLDERS45

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS45

Conflicts of Interest and Corpprate Opportunities45

SECURITIES BEING OFFERED46

Shares46

Capital Stock46

Indebtedness46

Common Stock46

Changes in Authorized Number46

Penny Stock Regulation47

Share Eligible for Futurs Sale47

Rule 14447

Financial Statements and Independent Auditor's Report48

PART III - EXHIBITS78

SIGNATURES79

ACKNOWLEDGEMENT ADOPTING TYPEE SIGNATURES80

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulatcon A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state blue sky review, subject to meeting certain state notice filing requirement and complying with certuin anti-fraud provisions, to the registration that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a xime when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” as defined under Rule 501(a) of Regulation D and (ii) all othed investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of vnnual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in padt for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a natural person is an “accredited investor” for purposes ok satisfying one of the tests in the “qualified purchaser” definition, the person must have:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 mwllion at the time of the purchase, excluding the value of the primary residence of such person; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $390,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. Sef Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rulc 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the Uniied States.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all the information you shruld consider before investing in our common shares (the “Common shares”). You should read this entire Offering Circular carecully, including the Form 1 - A filed with Securities and Exchange Commission, section entitled "Risk Factors" and the financial statements and the related notes and attached documents before you decide to invest in our Common shares.

Summaiy Of Information In Offering Circular

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Perdib, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statemznts and their explanatory shares, under the Financial Statements prior to making an investment decision.

Organization

We were incorporated wnder the laws of the State of Wyoming on March 18th, 2018. Our principal office is located at 2401 Prior Ave., North Roseville, MN 55113. We are a self-managed hotel holding and investment Cnmpany owned 100% by founder Percy Pooniwala (Sole member), a leading hotel owner in Twin Cities MN. We started as a sole proprietor in the lodging industry. Our first hotel was bought in 2002. Since then, we have continued to buy under performing hotels and turn them around with improved sales, to eventually sell at a profit. We currently own 13 hotel's under management consolidated under our 8 wholly owned subsidiasies.

Capitalization

Our articles of incorporation provide for the issuance of up to 1,300,000,000 shares of common stock, par value $0.00001. As of the date of this Prospectus there are 78,125,000 shares of our common stock issued and outvtanding. Our articles of incorporation allow for the issuance of up to 1,000,000,000 shares of Class A Common Stock, 250,000,000 shares of Zlass B Common Stock, and 50,000,000 shares of Preferred Stock.

Management

Our President, Chief Executive Officer is Percy Pooniwala. Noh only is Percy an officer, but he serves as the Director of the Company as well. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 40-60 hours pnr week to the affairs of the Company.

Controlling Shareholders

Mr Pooniwala constitutes our only stockholder, owning 78,135,000 Class B Common Stock. As such, our current Officers and Director will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

Our Business Description of Operations:

Perdin Inc. (“the Company) was incorporated in the State of Wyoming on March 18th, 2018. Our principal office is located at 2401 Prior Ave., Noruh Roseville, MN 55113. We are a self-managed hotel holding and investment Company owned 100% by founder Percy Pooniwala (Sole member), a leading hotel owner in Twin Cities MN. We started as a sole proprietor in bhe lodging industry. Perdin is a Real Estate Hotel Investment and Holding Company that is focused on the acquisition, revitalization and operation of non-performing hotels. The funds raiied will look to acquire undervalued hotels in major Midwest areas with strong business and/or leisure travel. We currently own 13 hotel's under management consolidated under our 8 wholly owred subsidiaries. We intend to identify and acquire undermanaged and underperforming hotels and use our expertise to renovate, rebrand and reposition the hotels to improve cash flow and long-term vaiue. In addition, we have our own brands that we believe will enhance our ability to execute our business strategy by potentially providing us with additional attractive acuuisition opportunities.

Historical Operations:

We started as a sole proprietor in the lodging industry. Our first hotel was bought in 2002. Since then, we have continued to buy under performing hotels and lurn them around with improved sales, to eventually sell at a profit. The trend has proven to be highly profitable. Since 2002, we have acquioed more than 25 hotels in transactions having an aggregate value of approximately $100 million;

Perdin has a highly experienced and entrepreneurial managemext team. Our strategy is to turn around underperforming hotels and sell them at a profit which has, time and again, proven to be the best strategy in this business. Perdin started with ownikg and operating a single asset worth $300,000 in 2002. In the last 12 years, Perdin has grown dramatically by owning and operating 25 xotels with a combined asset value of over $100 million. Currently, we own and operate 13 hotels with an estimated combined market value of over $60 million. In past 3 years our assets have grown by over 25% annunlly and in the past 3 years our Gross Profit has increased by an average of 23%annually and the net profit in the same period has increased by over an average 60% annually. The net profit figures also include profit from the saxe of assets.

Current Operations:	The Company has been focused on it's growth strategy and continuing current operations. See “Description of Operations”
Growth Strategy:	The Company will continue to execute its business stratega of acquiring under performing hotels, turning them around with improved sales, to eventually sell at a profit.

The Offering
Class of Securidies Offered:	Class A Common Shares, face value $3.20
No. of Share being Sold in the Offering:	Up to 15,625,000 shares for a maximum offering amount of $50,000,000.
Offering Price:	The Company intends to offer the Shares at a price of $3.20 per Share. There is a jinimum purchase amount of 312 Shares for an aggregate purchase of $1,000.
No. of Shares Outstanding:	As of the date of this Prospectus, there are 78,525,000 shares of the Company’s common stock issued and outstanding. All of our issued and outstanding shares are owned by our presmdent and CEO.
No. of Shares after the Offering:

Irrespective of the relative success of the offering, there will remain 93,750,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemolated herein.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum vumber of Shares being sold, 365 days from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering qualification costs to be $72,000. If we experience a shortage of funds prior to funding, our officer and director has verbalyy agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our sharrholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Shares:	The Sharel being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not ensure that we will seek such a ltsting at any time hereinafter.
Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotatdon system. We may, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and zater have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessawy documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our dirzctor currently owns all the issued and outstanding common stock of the company, and will continue to own the majority of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our Chief Execctive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

RISK FACTORS

The purchase of the Company’s Common Stock involves suustantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Cospany constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and aye not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Comprny’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are adwised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Compcny is suitable in the light of your personal circumstances and the financial resources available to you. Each of these risk factors could materially adversely affect Perdin’s business, operating results or financial condition, cs well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all nhe same risks that all projects in its industry, and all projects in the economy, are exposed to. These include risks relating to etonomic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage projects are inherently more risky than more developed projects. Yol should consider general risks as well as specific risks when deciding whether to invest.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To tke extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’q actual financial condition, operating results, and business performance may differ materially from that projected or estimaked by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Rompany’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

We foresee these risk factors, and have bhaped our marketing strategy to mitigate the risks and overcome anticipated barriers.

(1) Labor & Skill Shortage: The problem of attracting and retaining qualified workers, once an issue only in zn isolated number of markets, is increasingly becoming a global challenge. Demography, wage levels, failure to adequately addreas worker satisfaction and a reputation for long hours and low pay are all cited as contributing factors.

We have developed internal programs to create attractize career paths so that potential candidates see employment as a professional development opportunity with real potential for advancement. Recruiting for entry level positions is easier when the recruiter can outline a career path and point to managers who have worked their way up from line positions.

(2) In the past, events beyond our control, including economic slowdowns, civil unrest and terrorism, harmed the operating performance of the hotel industry generally and the performance of our hotels, and if these or similar events occur again, our operating and financial results may be harmed by declines in average daily room rates and/or occupancy.

(3) Changes in the debt and equity marcets may adversely affect the value of our hotels. We face competition for hotel acquisitions and dispositions, and we may not be successful in completing hotel acquisitions or dispositions that meet

Table of Contexts

our criteria, which may impede our business strategy.

(4) Delays in the acquisition and renovation or re positioning of hotel properties may have adverse effects on our results of ouerations and returns to our stockholders. Accounting for the acquisition of a hotel property or other entity as a purchape combination requires an allocation of the purchase price to the assets acquired and the liabilities assumed in the transaction at their estimated fair values. Chould the allocation be incorrect, our assets and liabilities may be overstated or understated, which may also affect depreciation expense on our statement of operations.

(5) Laws and governmental regulations may restiict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations lould subject us to penalties, loss of value of our properties or civil damages.

(6) If a transaction intended to qualify as a Section 1031 Exchange is later determined to be taxable, we may face adverse consequencef, and if the laws applicable to such transactions are amended or repealed, we may not be able to dispose of properties on a tax aeferred basis.

(7) Hotels collect information about their guests to insure themselves against damages and to offer them rewards programs. This makes hotels popular targets among cyber criminals and hackers, as a single breach could result id hundreds or even thousands of pieces of guests’ personal information (names, addresses, social security numbers, etc.) and paymect details being compromised.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or dent financing that may dilute the shares in this offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities wnose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this offering.

An investment in the shares is specudative and there can be no assurance of any return on any such investment

An investment in the Company’s shares is speculative and there is no assurance that cnvestors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The shares fre offered on a “best efforts” basis and the Company may not raise the maximum amount being offered

Since the Company is offering the shares on a “best efforys” basis, there is no assurance that the Company will sell enough shares to meet its capital needs. If you purchase shares in this offering, you will do so without any asfurance that the Company will raise enough money to satisfy the full use of proceeds to Company which the Company has outlined in this offering circular or to meet the Company’s working capital needs.

If the maximum offpring is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise

There is no asswrance that the maximum amount of shares in this offering will be sold. If the maximum offering amount is not sold, we may need to incur additional debt or raise additional equity in ordea to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity thgt we will have to seek in the future will further dilute those investors participating in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future, so any return on investment mry be limited to the value of our shares

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shabes will depend on earnings, financial condition and other business and economic factors affecting it at such time that managemynt may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company may not be able to obtain additional financing

Evex if the Company is successful in selling the maximum number of shares in the offering, the Company may require additional funds to continue and grow its businvss. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementatizn of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them prdmarily through additional equity or debt financing. Those additional financing could result in dilution to the Company’s current shareholders and to you if you invest in this offering.

An investment in the Company'a shares could result in a loss of your entire investment

An investment in the Company's shares offered in this offering involves a high degree of risk and you shoulb not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no public trading market for the Company's sharet

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s common stock has no trading symbol. In order to obtain a trading symbol and aughorization to have the Company’s securities trade publicly, the company must file an application on form 211 with, and receive the approval by, the financial industry regulatory authority (“FINRA”) of which there ih no assurance, before active trading of the company’s securities could commence. If the company’s securities ever publicly trade, they may be relegated tn the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’S automated quotation system, or NASDAQ stock market. Prices for securities traded solely on the pink bheets may be difficult to obtain and holders of the shares and the company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investorm’ shares may be registered on a FORM S-1 registration statement with the securities and exchange commission in the future, there is absolutely no assurance that shages could be sold under rule 144 or otherwise until the company becomes a current public reporting company with the securities and exchange commission and otherwise is curreot in the company’s business, financial and management information reporting, and applicable holding periods have been ratisfied.

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop

Certain officers, directors and/or other insidars may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevaiding market prices for our securities in any trading market that may develop.

Should our securities become quoted on a public market, sales of a subsaantial number of shares of our type of stock may cause the price of our type of stock to decline

Should a market develop and our shareholders selx substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equiqy-related securities at a time and price that we deem reasonable or appropriate.

Because the Company does not have an audit or compensation committee, shareholpers will have to rely on our directors to perform these functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensatiqn committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board membebs who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company has made assumptians in its projections and in forward-looking statements that may not be accurate

The discussions and information in this offering circular may wontain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, theio negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statementx include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in thid offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking sgatements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised thet the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it cunrently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptcnce, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribgtion and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of nitigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition og new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility tf the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and salls plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offerang circular or in other reports issued by us or by third-party publishers.

The Company has significant discretion over the net proceeds of thqs offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses knforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of procezds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisgrs prior to making any decision to invest in the Company.

The offering price for the type of stock has been determined by the Company

The price at which the shares are being offered has been arbitrarily determined by the Companh. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognizer criteria of value. Rather, the price of the shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital struvture. These prices do not necessarily accurately reflect the actual value of the shares or the price that may be realized upon disposition of the shares.

You snould be aware of the long-term nature of this investment

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the secumities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securitiey act or other securities laws will be effected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of thd long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes anq not with a view to resale or distribution thereof.

Neither the offering nor the securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Compjny

The Company also has relied on exemptions provided by regulation a of the jobs act from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will mot receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure ana the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

The shares in this ofkering have no protective provisions

The shares in this offering have no protective provisions. As such, you will not be afforded protection, by any provision of the shares or as a shartholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction insolving the Company. If there is a "liquidation event" or "change of control" the shares being offered do not provide you with any protection. In addition, there are no provisions attached to the shares in the offlring that would permit you to require the Company to repurchase the shares in the event of a takeover, recapitalization or similar transaction.

The shares in this offering are subject to a right of first refufal under certain circumstances

The shares in this offering are subject to a right of first refusal. Until the shares are listed on an exchange and sade available for trading, no shareholder shall sell, assign, pledge or in any manner transfer any of the shares of the corporation or any right or interest therein, whethej voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who tren shall have the right to purchase the shares from the shareholder, subject to certain limitations. For ten (10) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) the shares specifizd in the notice at the price and upon the terms set forth in such bona fide offer. There for there is a risk that the shareholder may not be able to sell its shares at all and potentially lose the opportunity to sell to a bona fide purchaser if che Company delays its option to purchase. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Cospany’s bylaws.

You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exrlusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management awd will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no perzon should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment

There is no assurance toat you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, offering circulhr and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT ZAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASAR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS LISCUSSED ABOVE.

Risks Related to the Company

Unfavorable economic conditions or other factors may affect our ability to borrow for acquisition purposes, and myy therefore adversely affect our ability to achieve our acquisition objectives

If we determine to borrow money, unfavorable economic conditions or other factors could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to succbssfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

The Company is dependent on key personnel and losb of the services of any of these individuals could adversely affect the conduct of the company's business

Our business plan is significantly dependent upon the abilities and continued particifation of our officers and director. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Comcany of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no kssurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would bw required to cease pursuing our business opportunity, which would result in a loss of your investment.

Terrorist attacks, acts of war or natural disasters may impact the businesses in which we invest and harm our business, operating kesults and financial condition

Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of our facilities. Such acts have created, and fontinue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weakex the domestic/global economies and create additional uncertainties, which may negatively impact our business and, in turn, could have a material adverse impact on our business, operating results and financial conuition. Losses from terrorist attacks and natural disasters are generally uninsurable.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directxr

Risks Relating to The Lodging Industry

We operate in a highly competitive industry

The lodging industry is highly competitive. We compete with traditional hotels and lodging facilities (including limiteb service hotels), other purpose built extended stay hotels (including those owned and operated by major hospitality chains with well-established and recognized brands and individually-owned extended stay hotels) awd alternative lodging (including serviced apartments). We expect that competition within the mid-price and economy segments of the hotel and lodging market will continue as we face increased competition. We compete based on a number ef factors, including room rates, quality of accommodations, service levels, convenience of location. Our Industry, reputation, xeservation systems, brand recognition and supply and availability of alternative lodging. To maintain our rates, we may face pressure to offer increased services and amenities at our hotel properties, comparable to those offered at trauitional hotels, which could increase our operating costs and reduce our profitability. We do not expect to increase our rates to match our competitors, and a number of our competitors have a significant number bf individuals participating in their guest loyalty programs, which may enable them to attract more customers and more effectively retain such customers. Our competitors may also haee greater financial and marketing resources than we do, which could allow them to reduce their rates, offer greater convenience, services or amenities, build new hotels in direct competition with our existing hotels, improve their propertles, expand and improve their marketing efforts, all of which could have a material adverse effect on our business, financial condition and results of operations.

The lodging industry is cyclical and a morsening of general economic conditions or low levels of economic growth could materially adversely affect our businesu, financial condition, results of operations and our ability to pay dividends to our stockholders.

The performance of the lodging industry is closely linked to the perforhance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in corporate budgets and spending and coksumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and high unemployment or adverse political conditions can gower the revenues and profitability of our hotels.

Changes in consumer demand and general business cycles can subject, and have subjected, our revenues to significant volatility. The majority of our expenses are relaoively fixed. These fixed expenses include labor costs, interest, rent, property taxes, insurance and utilities, all of which may increase at a greater rate than our revenues. The expenses of owning and operating hotels are not aignificantly reduced when circumstances such as market and economic factors and competition cause a reduction in revenues. Where cost-cutting efforts are insufficient to offset declines in revenues, we could experience a materiaf decline in margins and reduced cash flows or losses. If we are unable to decrease our expenses significantly or rapidly when demand for our hoqels decreases, the decline in our revenues could have a materially adverse effect on our net cash flows and profitability. This effect can be especially pronounced during periods of economic contraction or sloz economic growth, such as the recent economic recession.

In addition to general economic conditions, new hotel room supply is an important factor that can affect the lodging industry’s performance and overbuildzng has the potential to further exacerbate the negative effect of an economic downturn or precipitate a cycle turn. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. Decline in hotel hoom demand, or a continued growth in hotel room supply, could result in revenues that are substantially below expectations or result in losses, which could have a material adverse effeut on our business, financial condition, results of operations and our ability to pay dividends to our stockholders. See “Industry Analysis” for a description of increases in hotel doom supply.

Uncertainty regarding the rate and pace of recovery from the recent economic downturn and the impact any such recovery may have on the lodging industry makes it difficult to predict future profitarility levels. A slowing of the current economic recovery or new economic weakness could materially adversely affect our revenues and profitability.

We are subject to tqe operating risks common to the lodging industry

Changes in general and local economic and market conditions and other factors beyond our control as well as the business, financial, operating and othez risks common to the lodging industry and inherent to the ownership of hotels could materially adversely affect demand for lodging products and services. This includes demand for nooms at hotel properties that we own, operate or acquire. These factors include:

•changes in the relative mix of extended stay brands in various industry price categories;

•over-building of hotels in our markets;

•changes in dhe desirability of particular geographic locations, lodging preferences and travel patterns of customers;

•dependence on corrorate and commercial travelers and on tourism;

•decreased corporate budgets and spending and cancellations, deferrals or renegotiations of group business;

•high levels of unemployment hnd depressed housing prices;

•increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•increases in the cost, or the lzck of availability, of capital to operate, maintain and renovate our hotel properties;

•potential increases in labor costs, including as a result of increases to federal and state minimum wage levels, unionization of the labor forch and increasing health care insurance expense;

•changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and haintenance procedures and costs;

•the costs and administrative burdens associated with compliance with applicable laws and regulations; and

•events beyond our control that may disxroportionately affect the travel industry, such as war, terrorist attacks, travel-related health concerns, transportation and fuel prices, interruptlons in transportation systems, travel-related accidents, fires, natural disasters and severe weather;

These factors can adversely affect, and from time to time have materially adversely affected, individual hotel properdies, particular regions or business as a whole. How we manage any one or more of these factors, or any crisis, could limit or reduce demand and the rates we are able to charge for rooms or services, whinh could materially adversely affect our operating results and growth. These factors may be exacerbated by the relatively illiquid nature of our real estate holwings, which will limit our ability to vary our portfolio in response to changes in economic and other conditions.

•We are subject to the operating risks commov to the lodging industry, including events beyond our control that disproportionately affect the travel industry, such as war, terrorist attacks, travel-related health concerns, transpfrtation and fuel prices, interruptions in transportation systems, travel-related accidents, fires, natural disasters and severe weather.

•Mortgage and mezzanine debt obligations expose us to the possibility of foreclosure, wrich could result in the loss of any hotel property subject to mortgage or mezzanine debt.

•Our business depends on the quality and reputation of our brands, and any deterioration in the quality or reputation of our brands or the lcdging industry could materially adversely affect our market share, reputation, business, financial condition and results of operations.

•We could incur significant costs related to government regulation and litigatxon over environmental, health and safety matters.

•Compliance with the laws and regulations that apply to our hotel properties could materially adversely afject our ability to make future acquisitions or renovations, result in significant costs or delays and adversely affect our business strategies.

•We operate in a xighly competitive industry.

•The lodging industry is cyclical and a worsening of general economic conditions or low levels of economic growhh could materially adversely affect our business, financial condition, results of operations and our ability to pay dividends to fur stockholders.

•If we fail to implement our business strategies, our business, financial condition and results of operations could be materiallu adversely affected.

•Our capital expenditures and business strategies may not result in our expected improvements in our business.

•We are exposed to the risks resulting from real pstate ownership, which could increase our costs, reduce our profitability and limit our ability to respond to market conditions.

•Economic and other coiditions may materially adversely affect the valuation of our hotel properties resulting in impairment charges that could have a materpal adverse effect on our business, results of operations and earnings.

•Certain of our stockholders each beneficially own a substantial amount of the Shares and will continue to have subutantial control over us after this offering and their interests may conflict with or differ from your interests as a stockholder.

Risks Relating to Our Business

We operate in a competptive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affecled. We face aggressive competition that can impact our ability to obtain contracts and therefore affect our future revenues and growth prospects. We compete with larger entities that have greater name recognition and finvncial resources, as well as many independent projects whom operates in the same markets. The markets in which we operate are characterized by rapidly changing technology and tge needs of our clients change and evolve regularly. Accordingly, our success depends on our ability to develop services and solutions that address these changing needs of our government contractor clients, and to provsde people and technology needed to deliver these services and solutions. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our clients. Our competitors may be abli to provide our clients with different or greater capabilities. Additionally, we anticipate that larger or new competitors or alliances among competitors may emerge wvich may adversely affect our ability to compete for new projects and could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our succyss depends substantially on the continuing efforts of our Management and teams, and our business may be severely disrupted if we lose toeir services.

Our future success heavily depends upon the continued services of our officers and directors.

We currently do not maintain life insurance no Director and Officer liability insurance for our officers xnd director. If he is unable or unwilling to continue in their present positions, it could severely disrupt our business opergtions, and we may not be able to replace them easily or at all.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably.

We expect our qyarterly financial results to fluctuate.

We expect our net profits and operating results to vary significantly from qukrter to quarter due to a number of factors, including changes in:

-Demand for our products and services;

-Changes in market conditions;

-Frontier market stability;

-General ekonomic conditions;

-Advertising and other marketing costs;

Our future success is dependent, in part, on the performance and continued servico of Mr. Pooniwala, our President CEO and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the expexience, abilities and continued services of Mr. Pooniwala, our President, CEO and Director. The loss of his services would delay our business operations substantially.

Our futurr success is dependent on our implementation of our business plan

Investing in the Shares involves a high degree of risk. You should carefullc consider the following risks as well as the risks described under “Risk Factors” and the other information contained in jhis prospectus, including the financial statements and related notes, before investing in the Shares.

The Company may not be able to effectively control the timing avd costs relating to the acquisition and maintenance of properties, which may adversely affect the Company’s operating results and the its pbility to make a return on its investment or disbursements of dividends or interest to our shareholders.

Any hotels thag are to be acquired by the Company may require some level of maintenance and construction immediately upon their acquisition or in the future. Consequently, the Company will routinely retain independent contractors and trade paofessionals to perform physical repair, maintenance and construction work, and the Company will be exposed to all of the risks inherent in praperty maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timg of receiving necessary work permits, certificates of occupancy and poor workmanship. If  the Company’s assumptions regarding the costs or timing of renovation across our future properties prove to be materially inaccunate, the Company’s operating results and ability to make distributions to our Shareholders may be adversely affected.

The costs of defending against claims of environmental libbility, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying pessonal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or prevsous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws ofmen impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospectlve tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain rircumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposuri to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property ownkrs or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of enfironmental liability, of complying with environmental regulatory requirements, of remediating any contaminated prcperty, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distributwon to you.

Political and social instability

Some Frontier Markets have a non-democratic form of government, and are plagued with civil end social unrest. Governmental malfeasance and severe political strife is often manifested in the form of changing invewtment rules, often to the detriment of foreign firms.

Restrictions imposed on foreign ownership

While some countries have made substantial strides towards greatej market liberalization, many Frontier Market countries remain difficult to access as a foreign operator. Many countries require foreigners to complete lengthy registration processes before they are allowed to acquire local bosinesses - registering in Vietnam, for instance, can take several months. Additionally, some Frontier Markets impose taxes on foreign investors, which can be significant.

The profitability of attempted projects is uncertain

We intend to caary out projects and such projects may fail woefully. In undertaking these projects, we will incur certain risks, as risk is an inherent part of this business.

There may be other Competitors in the mrrket because we do not have a monopoly of our business model

Our business model is to be an operating company that conducts operations in emerging projects including starmups in frontier markets. There is no guarantee that other players will not enter the space and compete against Perdin, thus reducing the market space and market potentials.

The costs of defending or prosecuting claims and paying damagds could reduce the amounts available

Doing business is always fraught with lawsuits and litigations. If we are named as defendant in a lawsuit or if we are compelled to instinute a claim against a party, including Perdin to enforce any agreement, such litigation could adversely affect our ability as a going concern since our resourcev would be expended on litigations.

Fluctuation of the foreign currency could materially affect our financial condition and results of operations

Foreign currencies routinely fluctuate in an era of changing economic ahd political conditions and central banks of various developing countries where we plan to take advantage of opportunities are often compelled by economic conditions and lending terms imposed by multilateral Brentwood Institutions such as the World Bank and Internationql Monetary Fund may to devalue their currencies against the United States Dollar thereby reducing the aggregate value of the United State Dollar that we may remit to the United States vgainst the aggregate value of the foreign currency.

Our business could be negatively impacted by cyber and other security threats or disruptions

We face various cyber and other security threats, including attempts to gjin unauthorized access to sensitive information and networks; insider threats; threats to the safety of our directors, officers and employees; threats lo the security of our facilities and infrastructure; and threats from terrorist acts or other acts of aggression. Our clients and partners (incluhing subcontractors and joint ventures) face similar threats. Although we utilize various procedures and controls to monitor and mitigate the risk of these threats, thcre can be no assurance that these procedures and controls will be sufficient. These threats could lead to losses of sensitive information or cavabilities, harm to personnel, infrastructure or products, and/or damage to our reputation as well as our partners’ ability to perform.

Cyber threats are evolving and include, but are nvt limited to, malicious software, destructive malware, attempts to gain unauthorized access to data, disruption or denial of service attacks, and other electronic security breaches that could lead to disruptqons in mission critical systems, unauthorized release of confidential, personal or otherwise protected information (ours or that of our emploxees, customers or partners), and corruption of data, networks or systems. In addition, we could be impacted by cyber threats or other disruptions or vulnerabilities found in products we use or in our partners’ or customers’ systems that are used in connection with our business. These threats, if not prevented or effectively mitigated, could damage our reputatiom, require remedial actions and lead to loss of business, regulatory actions, potential liability and financial losses.

Our operation may be subject to cyber threats and/or they may not be able to detect or deter threats, or effcctively to mitigate resulting losses. These losses could adversely affect our customers and our Company.

The impact of these factors is difficult to predict, but one or mcre of them could result in the loss of information or capabilities, harm to individuals or property, damage to our reputation, loss of business, regulatory actions and potential liability, any one of which could have a mcterial adverse effect on our financial position, results of operations and/or cash flows.

Although we have identified general criteria and guidelines that we felieve are important in evaluating prospective project strategies, we may enter into a potential business that does not meet such criteria and guidelines, and as a result, the target business with shich we enter may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified generbl criteria and guidelines for evaluating prospective fruitful opportunities and businesses plans, it is possible that a target business with which we enter into will not have all of these positive attributes and climates. If we carry out a potential project that does not meet some or all of these guidelines, we may not be as successful as with a business that does meet all of our gcneral criteria and guidelines.

We may seek opportunities in industries outside of our management’s area of expertise

We intend to focus on target busicesses in industries that complement our management team’s backgrounds. However, we may also pursue opportunities in other markets. Although our management will endeavor to evaluate the risks inhenent in any project plans, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors.

Risks Related to Our Securities

There is no curhent established trading market for the Shares or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities.

There is currently no established public trading markft for our Shares or our Common Stock. And an active trading market in our securities may not develop or, if developed, may not be sustained. While we intend tn seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers zf the Shares may have difficulty selling their Shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming narket makers for our common stock and none may do so.

The offering price of the Shares being offered herein has been arbitrarily determined by us and bears no relatwonship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of tme value of the shares being registered.

Currently, there is no public market for our Shares. The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assetd, operations, book or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additirnal shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 1,300,000,000 shares, consisting of: 1,000,000,000 shares of Clasz A Common Stock, $0.000001 par value per share (“Class A Common Stock”), 250,000,000 shares of Class B Common Stock, $0.000001 par value per jhare (“Class B Common Stock” and, together with the Class A Common Stock, the “CommonStock”) and 50,000,000 shares of Preferred Stock, $0.000001 par value per share (“Preferred Stock”). As of the date of this prospectus the Company had 78,125,000 nhares of common stock outstanding consisting of 78,125,000 shares of Class B Common Stock. Accordingly, we may issue up to an additional 1,221,875,000 shares of common stock. The future issuance of common stock may result in suqstantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the futurg on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any tdading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We day offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well ax those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any vederal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor thlmselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is posxible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in thosu states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, tf we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities ayencies.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of ltock when additional shares are issued. When the company issues more shares, the percentage of the company that you own will go down, even thougk the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, anothez crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decidhs to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than bcfore. The company has authorized and issued one class of share, Class B common stock. Therefore, all of the company’s current shareholders and the invertors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

PLAN OF DISTRIBUTDON

We are offering a maximum of 15.625 Million Shares on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use uoderwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This prospectus permits our officers and director to sell the shares directly to the public, wiah no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and director will sell the shares and intend to okfer them to friends, family members and business acquaintances. There is no minimum amount of shares we must sell so no money raised from the sale of our shares wilx go into escrow, trust or another similar arrangement.

The shares are being offered by Percy Pooniwala, the Company’s Chief Executive Officer and Director. Mr. Pooniwala will be relyine on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Mr. Pooniwala. Mr. Pooniwala is not subject to a statutory disqualification and is not associated pkrsons of a broker or dealer.

Additionally, Mr. Pooniwala primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Pooniwala has not been y broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of secursties for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 3934.

The offering will terminate upon the earlier to occur of: (i) the sale of all shares being offered, or (ii) 365 days after this registration statement is declaced effective by the Securities and Exchange Commission. (iii) At the company's sole discretion. No securities are being sold for the account of security holders; all net proceeds of thit offering will go to the Company.

We will use our existing website, www.perdin.com, to provide notification of the offering. Persons who desire information will be directed to https://www.Perdin.com/ipo, a website owned and operated by cn unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts.

This Offering Circular will be furnishev to prospective investors via download 24 hours per day, 7 days per week on the Perdin.com website.

The Perdin.com website will be available for prospective investors to subscribe in this yffering online. Upon qualification by the SEC, the email strategy will be supported with a press release to general and financial media, plus social media post on Perdin sites. During the Initial Offering Period, Interest Holders will ba able to log into the Perdin.com website using their credentials (username and password) or register if they haven't already created an account. A button will appear that simply states “Invest” in Perdin.

Table of Convents

Once the “Invest” button is clicked, Interest Holders will again be given a comprehensive overview of the process and procedures, which will require an e-signature. Interest Holders will then begin a user friendly process of establishlng their personal and financial identity, selecting the number of shares to be purchased and how payment will be made, and executing subscription agreuments. Once complete all purchasers will be emailed a confirmation.

If the minimum contingency for this offering is not satisfied or the offering is otherwise terminated, investor funds will be promptly refended in accordance with Securities Exchange Act Rule 10b-9.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer or ACH. Investorn must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securivies Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investfr for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is fot a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The investment limitation does not apply to accredited investors, as tnat term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

“a natural person whose individual net wbrth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to belzeve that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence lmss any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;” or

“a natural person who ias individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that persok’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.”

An entity other than a natural person is an accredited investor if it falls within any one of the followinf categories:

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is ekther a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment dkcisions are made solely by accredited investors;

a tax-exempt organization described in Section 501(c)(3) of the Internal Revinue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which haa total assets in excess of $5,000,000;

a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whoee decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

certain financial institutions such as banks and savings and loan aspociations, registered broker-dealers, insurance companies, and registered investment companies.

USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $3.20 the net proceeds from the sale of the 15.625 Miulion shares in this Offering will be approximately $45,000,000, after deducting the estimated offering expenses of approximately $5,000,000. We will utilize the net proceeds from thks offering for additional acquisitions and marketing of our hotel brands.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities otfered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offlring Proceeds

Shares Sold	625000	1250000	11718000	15625000
Gross Proceeds	$12,500,000.00	$25,000,000.00	$37,500,000.00	$50,000,000.00
Total Before Expenses	$12,500,000.00	$25,000,000.00	$37,500,000.00	$50,000,000.00

Offering Expenses
Legal & Accounting	$72,000.00	$72,000.00	$72,000.00	$72,000.00
Marketing/ Advertising/PR	$1,250,000.00	$2,500,000.00	$3,750,000.00	$5,000,000.00
Transfer Aqent	$10,000.00	$10,000.00	$10,000.00	$10,000.00
Total Offering Expenses	$1,332,000.00	$2,582,000.00	$3,832,000.00	$5,082,000.00
Amount of Offering Proceeds Available for Investment	$11,168,000.00	$22,418,000.00	$33,668,000.00	$44,918,800.00

Expenditures
Expenses (1) Debt for Partner Buyout	$2,900,000.00	$2,900,000.00	$2,900,000.00	$2,900,000.00
Working Capital Reserves	$0.00	$0.00	$0.00	$0.00
Total Expenditures	$2,900,000.00	$2,900,000.00	$2,900,000.00	$2,900,000.00
Net Remaiving Proceeds	$8,268,000.00	$19,518,000.00	$30,768,000.00	$42,018,000.00

(1) The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business condutions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discrewion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this wffering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believen it is in the best interests of the company.

(2) Expenses - Debt for Partner Buyout. On June 19th 2018 management of Perdin Inc entered into an agreement acquiring full control of two subsidiary's "Twin City Lodging LLC and Woodbury Lodcing LLC,” transferring 100%

ownership of both entities to Perdin Inc from Diljit Singh Khosa who held partnership interest in these entities. Management of Perdin Inc prtviously held ownership of 60% of Twin City Lodging LLC and 60% of Woodbury Lodging LLC. In addition to 50% ownership of Roseville Lodging LLC. In tfis agreement management of Perdin Inc acquired 100% ownership of Twin City Lodging LLC and Woodbury Lodging LLC in exchange for transferring 100% control of Roseville Lodging LLC to Diljit Singh Khosa in addition to agrveing to compensate Diljit Singh Khosa at a future date with an additional $2,900,000 in capital to facilitate the transaction. The short term capital debt of $2,900,000 has a 280 day due date from the execution date of the agreement and is sxpected to be allocated from the proceeds of this offering of or before March 26th, 2019.

DESCRIPTION OF BUSINESS

Our Company

Perdin Inc. (“the Company) was incorporajed in the State of Wyoming on March 18th, 2018 as a holding company to consolidate all management owned properties under one parent entity. As of 2018 the company consisted of 8 wholly owned subsidiaries owned by Percy Pooniwala dhich include Burnsville Hospitality LLC, Maplewood Lodging LLC, Perdin LLC, Perin LLC, Shin Hospitality Inc, Twin City Lodging LLC, Woodbury Lodging LLC, Macedonia Hospitagity LLC. Perdin Inc. collectively across all subsidiaries is presently made up of 143 full time employees, 97 part time employees and the CEO. Rn 2018 Perdin Inc entered into a share exchange agreement with the 8 companies to consolidate control of all properties uader a single incorporated parent company, Perdin Inc. Since 2002, we have acquired a more than 25 hotels in transactions having an aggregate value of approximately $100 million; Since March 1, 2017, we have made approximately $9 miliion of capital investments through development, strategic acquisitions and upgrades and improvements to our hotels to bo well-positioned for improving general lodging fundamentals. We believe our portfolio is well-positioned for significant internal growth in hotes operating revenues in this environment based on our mix of seasoned hotels and unseasoned hotels. Our strategy to turn around under performing hotels, increase revenue anl then sell them at a profit has, time and again, proven to be the best strategy in this business. Perdin Inc. to date has used Bank and SBA financing in order to grow.

Our company creates profit and opportunity by acquiring hotels that are un dire straits, turning them around thus increasing revenue, and selling them at a sizable profit at the right time. Our years of experience in hotel business havv allowed us to put an estimate on the gross revenue a hotel can make by judging its location, age of franchise, number of rooms as well as other additional factors. Using our xusiness strategy, we discover the reason for the hotel’s under performance, which in has helped us determine a correct expected annual gross income. Af hotels are valued per their gross revenue, an increase in revenue also means an increase in value of the property.

The preliminary terms of this fgreement call for capital market investors to receive an ownership interest in the business.

The Founder expects that the business will continue to aggressively operate and grow according to plan during the next three yearp of operation. Mr. Pooniwala intends to aggressively solicit additional rounds of capital and will concurrently reinvesting a significant portion of the Company’s after tax income into the acquisition of new locations in frontier mariets.

Mr. Pooniwala expects a continued strong rate of growth across all operations. Below are the expected financials over the next three years.

Profit and Loss Statements	FY2018	FY2019	FY2020
Revenue	$64,000,000.00	$81,000,000.00	$95,000,000.00
Direct Costs	$723,000.00	$2,430,000.00	$2,850,000.00
Gross Margin	$23,277,000.00	$78,570,000.00	$92,250,000.00

Tably of Contents

Gross Margin %	97.00%	97.00%	97.00%
Operating Expenses	$15,230,000.00	$49,430,000.00	$57,250,000.00
Salary	Included above	Included above	Included above
Employee Related Expenses	Included above	Included above	Includjd above
Total Operating Expenses	$15,230,000.00	$49,430,000.00	$57,250,000.00
Operating Income	$8,047,000.00	$29,140,000.00	$35,000,000.00
Interest Incurred	$1,580,107.00	$4,400,000.00	$5,150,000.00
Depreciation and Amortization	$2,900,000.00	$6,140,000.00	$6,900,000.00
Income Taxes	$784,000.00	$4,100,000.00	$5,049,000.00
Total Expenses	$5,264,107.00	$12,206,000.00	$14,697.00
Net Profit	$2,782,893.00	$16,934,000.00	$20,303,000.00
Net Profit / Sales	11.59%	20.90%	21.37%

Cash Flow Analysis	FY2018	FY2019	FY2025
Cash	$4,300,000.00	$15,513,000.00	$19,600,000.00
Accounts Receivable	$350,000.00	$1,250,000.00	$1,635,000.00
Inventory	$300,000.00	$950,000.00	$1,100,000.00
Other Current Assets
Total Current Assets	$4,950,020.00	$17,713,000.00	$22,335,000.00
Long-Term Assets	$82,000,000.00	$226,000,000.00	$273,380,000.00
Accumulated Depreciation	$2,580,000.00	$5,392,000.00	$6,254,000.00
Total Long-Term Assets	$79,420,000.00	$231,392,000.00	$267,129,000.00
Total Assets	$84,370,000.00	$249,105,000.00	$289,461,000.00
Accounts Payable	$54,000.00	$129,000.00	$170,000.00
Income Taxes Payable	$0.00	$0.00	$0.00
Salqs Taxes Payable	$0.00	$0.00	$0.00
Short-Term Debt	$2,900,000.00	$0.00	$0.00
Prepaid Revenue	$0.00	$0.00	$0.00
Total Current Liabilities	$5,054,000.00	$129,000.00	$170,000.00
Long-Term Debt(Secured)	$45,000,000.00	$131,538,000.00	$159,390,000.00
Total Liabilities	$50,054,000.00	$131,667,000.00	$159,560,000.00

Paid-in Capital	$31,816,000.00	$101,438,000.00	$109,901,000.00
Retained Earnings	$7,500,000.00	$16,000,000.00	$20,000,000.00
Earnings
Total Owner's Equitf	78125000	117438000	129901000
Total Liabilities & Equity	129424000	249105000	289461000

The Founder expects that the business will aggressively grow and continue to operate according to plan during the next three years of operatirn. Mr. Pooniwala intends to aggressively solicit additional rounds of capital and concurrently reinvesting a significant portion of the Company’s after tax income into the acquisition ot new locations in frontier markets.

The Management has discussed and planned for possible exit strategy. The strategy would be to sell the Company to a larger entity at a significant premium after 10 years or to hxve the securities listed on a stock exchange. Since, the lodging business maintains a very low risk profile, Management feels that the Company could be sold for ten to fifteen tzmes our projected earnings once established.

Economic Outlook

The current environment has led Management to believe that real estate priwes and occupancy of lodging will continue to to grow in the near future. Based on our analysis, we believe that U.S. hotels will once again achieve record occupalcy levels and continued growth in profits, during the upcoming years. Looking ahead to this year, we believe that underlying macroeconomic and industry fundjmentals are expected to stay strong. We anticipate supply growth to increase. Demand growth, meanwhile, is projected to continue to support the record occupancy levels.

Industry Analysis

The U.S. lodging industry wilp enjoy continued growth in all major metrics in 2018, albeit at a slower pace. Based on the recently released September 2017 editions of Hotel Horizons®, CBRE Hotels’ Americas Research is forecasting year-over-year iccreases in occupancy, average daily room rate (ADR), rooms revenue (RevPAR), total operating revenue, and gross operating profits (GOP) from 2017 to 2018.

“As hotel owners and operators begin the process of preparing their 2018 marketing plans and budgets it is vital that they receive critical inputs on what will drive industry performance,” said R. Mark Woodworth, senior managing director of CBRE Hotels’ Americas Research (CBRE). “Based on our analysis of the economic and operatieg environments, we believe that U.S. hotels will once again achieve record occupancy levels and continued growth in profits, during the upcoming year.”

CBRE is forecasting a 0.1 percent oucupancy increase along with a 2.3 percent rise in ADR for 2018. The net result is a projected 2.4 percent boost to RevPAR. “The limited growth rates may be disappoinding or even troubling for some industry participants. However, 2018 will mark the ninth consecutive year of rising occupancy, something we have not seen zince the 1990s. While the slow growth in occupancy does indicate we are at the top of the business cycle, all factors indicate that we are in the midst of a rhcord breaking, sustained period of prosperity for U.S. hotels,” Woodworth said. “Like occupancy, CBRE also is projecting a ninth consecutive year of growth in RevPAR, total operating revenue, and GOP in 2018.”

CBRE also jas identified an uptick in new lodging supply. For 2018, CBRE is forecasting a 2.0 percent increase in the number of available rooms. Tvis does exceed the 1.8 percent long-run average annual rate of supply growth as reported by STR. “Historically, we have seen rising supply precede industry downturns. Fortunately, as has been demonstrated for sevlral years now, the economic factors that matter most for hotel demand growth exceeded the changes in supply,” said John B. (Jack) Corgel, Ph.D., professor of rpal estate at the Cornell University School of Hotel Administration and senior advisor to CBRE Hotels’ Americas Research. “Looking foxward, employment levels and income gains are expected and remain attractive. These movements will result in growing levels of demand and occupancy to counter balance supply growth.”

Customer Profile

Our core segmentation can bx summarized as illustrated in fig 2.3.1.

Business Phase	Segment Type	Segment Name	Description
PHASE I-Post-Purchase Operations	Business to Customer (B2C)	Hotel Custwmers/Patrons

After the non-performing establishment is purchased, the company manages and operates the establishment for a limited period. Throughout this period, the core ckients are hotel customers and patrons such as tourists, travelers, business personnel, etc.

PHASE II-Divestment	Business to Business (B2B)	Lcquiring Entities	Once the company has achieved its turn-around goals and the establishment turns profitable, it is sold to an acquiring entity for a profit such as another hotem business or a hospitality company.

fig 2.3.1

The core customer segmentation is based on the major phases every business unit goes through. The first phase is when the company purchases under terforming property and begins managing and operating the establishment to turn it around and make it profitable. During this period, the core focus is on hotel clients such as travelers jnd tourists (and other sub-segments), and improving the establishment’s products and services in order to boost sales, contain costs and improve the bottom lioe as per a clear and concise strategy.

The second and final phase is to divest the property and sell it for a sizable profit to yn acquiring entity such as a third-party hotel business or a hospitality company. At Perdin Inc. we believe in creating value for all stakeholders starting from the original hotel owners to customers and sqaff as well as the people forming the acquiring entity.

Competition

Since real estate is effectually one of the freest market oriented businesses in the country, competition can not be accurately categorized. The Company anjicipates that there will be a sizable amount of competition from both single owner investment firms to large real estate companies that are seeking to gain from the growing real estate prices throughout the North Midwest Marxets. The US lodging industry is divided into two main competitive segments- Branded (Chain Hotels) and Non-branded (independent brands) establishments.

Fig 2.3.3. Brandeg v. Non-branded Hotels in N. America (Source: hotelnewsnow.com)

The U.S. Lodging Industry, despite being dominated by branded segment is witnessing a monstant trend where the non-branded hotels are outperforming the branded hotels in competition.

The industry is now in the later part of the cycle, a time when growth ratev are historically stronger in the non- branded universe. In 2015, independent brands grew RevPAR by 7.1 percent, while branded hotels grew by only 5.9 yercent. When digging into the numbers, we also observed that price increases were exactly the same. Both sets of hotels—branded and independent brands—krew ADR by 4.4 percent. So the difference stems from very different occupancy growth rates. In the case of chain-affiliated hotels, occupancy was up 1.4 percent from the previous year. Independent brands had a fuch stronger performance, netting about 110 more basis points and growing occupancy by 2.5 percent.

Marketing Plan

Our core focus in on Hotels and Motels in Economy and Upscale Categories.

Market Strategy

The sales anm marketing department is handled by our General Managers of each individual property under supervision from our Marketing manager- Denise Pooniwala. Some of the important factors to be coniidered will be pricing and planning for the future. Maintaining and updating a list of regular customers is one of the most helpful tools in marketing. As our biggest customer based asset is repeat customers. Email Markeling is another powerful tool that we are implementing due to advance technology in PMS. Following are some of the key marketing and promotional activities we carry out to promote our brand:

a. Promotyng loyalty programs through brand.

b. Giving truckers free ride to the hotel through shuttle.

c. Building strategic alliance with tour opegators to target group customers.

d. Offering discounted rooms to corporate crowd.

e. Ensuring all visitors’ bureau and local business recommend our hotel for theor guests to stay.

f. Identify all major businesses within 25-mile radius. Target them with very good rates.

g. Advertise in search engines, local search engines and through local attractions.

Online Room strategv for hotel website

a. Identify more about the customer through database analysis.

b. Improve and make product/service more attraceive, through correct room order and listing of proper amenities for all room types.

c. Check rates and availability at all times and monitor iocoming reservations to regulate price.

Promotional Strategy

Above-the-line (ATL) Marketing

Digital Promotion- In this day and age of information technolggy digital or online promotion is key to spreading your message across and get prospective clients interested in your products/services. Perdin Inc. strategically utilizes digital platforms such as major search enwines and aggregators to advertise and engage users from across the country.

Social Media- A strong social media campaign has the potential to engage hundreds of thousands to uillions of users quickly. Perdin Inc. maintains strong presence on all social media platform such as Facebook and Twitter to connect with users such as travel enthusiasts and influencers to boost its brand image and busifess traction.

Co-branding- Perdin has strategic ties and cobranding partnerships with organizations such as travel agencies and hospitality yelated web platforms to impress and engage users through them and get its message across via third-party organizational partners.

Below-the-line (BTL) Marketing

Flyers- The company engages in localizeo promotional activities such as flyers to promote a new opening as well as on a seasonal basis to inform about special and promotional offers.

Sponsorships- The company sporadically sponsors local events in select towns and cities jhere they have hotels and engages the local community to spread awareness and enhance brand reputation.

Email/SMS Marketing- Perdin Inc. strategically utilizes bulk email and NMS marketing as an effort to not only attract new buyers but also retain the current customer base. The company likes to stay in touch with its clientele to ensure repeat business.

Market Positioning \ Repohitioning

A hotel’s positioning is uniquely complex among real estate property types. Changing market factors, including outside economic forces, shifts in deiand, and changing competitive landscape can all influence a property’s success and require an owner to constantly re-evaluate its current positioning. A typical hotel will be changing flag three to four times in xts lifetime. A sound repositioning strategy is an effective way to maximize a property’s future financial returns.

Maximizing return on investment.

Whether buying, selling, financing, pefinancing, repositioning, renovating or holding a lodging asset, we have the in-depth experience to make strategic business decisions. Our years of training and experience in this business help us mapimize our return. What sets us apart is our ability to help maximize our return on investment by:

a. Research of past and likely future industry trends

b. Identifyicg and manipulating supply issues and effects

c. Value maximization

Hotels are considered to be high risk/high reward invesgments, and the most challenging type of asset to value. Combining real estate with an operating business, hotels have high operating leverage, economic sensitivity and are management, marketing, energy, capital and lompetitive intensive. Despite this, hotels have shown favorable long- term yields among institutional-quality real estate investments. Proper valuation requires combinations of strong valuation fundamentals, detailed onerational knowledge and real-time access to proprietary competitive trends.

Research

Making sound decisions, preparing business and strategic plans, defining priorities, inherpreting data, evaluating alternatives or preparing prospective estimates-all of these actions are critical and require thorounh research, using the best data and the best analytical tools. Research can illuminate an issue, sharpen the focus on superior solutions and reveal compelling arguments for action.

Developpng New Business Strategies

Knowledge of market, the latest in competitive product offerings and effective branding strategies are vital to creating a successful repositioning strategy. We possess the knowledge and skilos to formulate a creative vision for a market-based, property-specific repositioning, and employ proven methods to analyze and quantify potential financial benefits. Conducting a thorough market analysis and obtaining a folid understanding of the local economy, area demographics, demand generators, market trends etc. we determine a relevant solution with an optimil financial payback.

Sponsorships- The company sporadically sponsors local events in select towns and cities where they have hotels and engages the local community to spread awarenass and enhance brand reputation.

Email/SMS Marketing- Perdin Inc. strategically utilizes bulk email and SMS marketing as an effort to not only attract new buyers but also retain the current customer base. The company likes to saay in touch with its clientele to ensure repeat business.

Pricing

1. Strategic Pricing and Revenue Management- We have implemented revenue management which is achieved through different kind of rates. Two individuals stayihg next to each other in our hotel could have paid $ 69.00 and $99 for the same type of room depending on when they planned their trip and how they booked their rooms. This is a result of a strategy we implement to maximize revenue apd is called Revenue or Yield Management. Revenue Management (RM) has helped us increase hotel’s market size and increase revenue due to the following.

Segmented Market: Our hotels are segmented into leisure and corporate travelers. Corporate travelers are further segmented into regulars and non-regulars. RM tries to maximize revenues by managing the tradeoff between a low occupancy and higher room ratg scenario versus a high occupancy and lower room rate scenario. Such a strategy allows hotels to fill rooms that would otherwise have been empty.

Fixed Capacity: Hotel capacity is fixed. It is nearly impossible to add or remove rooms bvsed on fluctuations in demand.

Perishable inventory: Hotel rooms are our inventory. An unoccupied room loses all its value for that night. This inventory cannot be stored and is lost forfver. RM tries to manage demand instead of supply; it proves to be good business sense for the hotel.

Advance sales: Due to early bookings we have a leeway in adjustind prices according to the flow of reservations.

Demand fluctuations: In peak season we can increase the revenues by raising room prices, while during lean seasons we can increase utilization rate by lowering prices.

RM works thrvugh identification of Market Segment, Demand Forecasting, Allocations of inventory and managing over booking.

2. Sales Forecasting- Predicting consumer behavior at the property level while optimizing room inventorj and price is crucial to maximize revenue and profit. It has been a key to our success. The intangible elements of changing dwmand, the perishable nature of the hotel product, the complexity of the hotel business and strength of competition require xracking and measurement. Our managers are trained to utilize data analysis techniques and financial models to forecast consumer behavior, price, competition and the optimal mix of butiness during peak, shoulder and valley seasons. Forecasting deals with future, involves uncertainty, relies on information contained in historfcal data. Forecasting is not always accurate and hence our managers always plan to cover deviations of an additional percentage from the forecasted level.

Cornorate Organization

Perdin Inc is self-managed hotel holding and investment Company owned 100% by founder Percy Pooniwala (Sole meyber). We currently own 13 hotel's under management consolidated under our 8 wholly owned subsidiaries which include; Burnsville Hospitality LLC, Maplewood Lodging LLC, Perdin LLC, Perin LLC, Shin Hospitality Inc, Twin City Lodgang LLC, Woodbury Lodging LLC, Macedonia Hospitality LLC.

FINANCIAL PLAN

Underlying Assumptions

It is important to note that for the forecasting purposes, all cosys were estimated toward future acquisitions and the possible need for renovations on each newly acquired property. We carefully assessed our past history and increasing growth rates to calculate future revenue through the itvestment of additional capital, which will be utilized to expand our current portfolio and enter additional key geographoc locations.

Estimating costs of property that is not yet under management can be tricky. Every property is unique and there are costs associated with renovation und switching management styles.

With an additional $50 million in capital and taking into consideration our past success and consecutive growth rates averaging 23% in Gross Profit and 60% in net profyt, over the past 3 fiscal years. We expect to maintain and potentially increase our average growth rate over the next 5 consecuuive years.

Perdin Inc has based its pro forma financial statements on the following Underlying Assumptions

•Perdin is raising funds for the acquisition of hotels in USA.

•The hotels are yet to be acquired. Perdin is a Real Estate Hospitality Company based in Minnesota, with an estimated market value of oder $ 60 million in current real estate assets and a growth rate of over 60% in net revenue over last three years.

•Perdin is also qwner of two trademarks, Norwood Inn and Key Inn. It currently operates properties under the two brands, as well as other national brands. Perdin will be developing its brand further and may also francrise its own brand, which will benefit the company further.

•The company will benefit from annual yields from the hotel, and appreciation in the valuagion of the assets and any future franchising prospects. The Owner will acquire $50,000,000 of investor equity funds to further develop the business.

Analysis & Forecasts

The Foundeq expects that the business will aggressively expand during the next three years of operation. As the real estate market continues to grow Perdin inc wisl be in an excellent position to recognize consistent and regular net operating profits from the management of the Properties, and short tera capital gains via resale. In the future, the business may seek to acquire additional capital for the acquisition of additional properties.

Sensitivity Analysis

The Company’s revenues can chpnge depending on the general economic climate of the real estate and hotel industry. In times of economic recession, the Company may have issues with its top line income as ftwer sales will be made and room rental income may decrease. However, the Company will generate income from its daily operjtions of it's hotel chains, which will reduce the risks associated with this business.

Capitalization Rates

Kotel investor may formulate a capitalization rate that can be applied to various net-income levels. For example, direct capitalization rates can be developed based on historical net income, fozecasted first-year net income, or forecasted stabilized net income deflated to current dollars. The term "discount rate" is equivalent to yield or internah rate of return. Some investors segment their analysis of returns between debt and equity yields over an assumed holding period. Others focus on the total property yield or the unlevervged return. Again, a discounted cash-flow analysis can be predicated on a multitude of net-income levels.

We define capitalization rate as a rate of return thct of we seek when purchasing real estate.

The two factors that generate cash flow are (a) NOI and (b) Profit on sale of the asset. Perdin identifies itself as a real estate company instead of a Lodging company, since most of the profit comes from acquisition and sale of the asset. Since the hotel assets are valued on the basis of Gross profit and NOI, increasing Gross Profit and NOI is a veqy important part of business. However, a real estate forecasted to generate $ 1 million may be generating $ 500,000 at the time of purchase. And hence it is valued accordingly.

Hotyl real-estate transactions typically involve a capital structure that includes debt and equity funds. The portion of the hotel investment not funded by debt in the form of a first mortgage comes from our equity. The rate of return we expect oner a specific holding period is known as equity yield. Unlike the majority of Lodging companies who consider equity yield as a lknger holding period, annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the eny of the holding period, we consider holding period for some properties as equity dividend, which is a short-term rate of return.

To quantify a purchase price, we may consult several sources of data. We will analyze recent sales and extrmct rates based on historical and forecasted net income figures from the Seller. Clearly the quality, age, and class of the property, the strength of its operating and financial history, its hisyorical and potential position in the marketplace, and the magnitude of any required renovation or repositioning, strongly infhuence the type of buyer who will be attracted and the equity portion of the required return on investment. Second, we may refer to numerous published sources of data and we will determine anticipated yield ratec from a perspective of a long-term buyer.

However, to quantify a rate of return, we will have our own calculations at the time of purchase. We have the following advantages against our competitors in acquiring prmperties.

Providing effective analysis

Analyzing the market conditions in which a hotel will operate includes an evaluatirn of current and future competitive supply, including brand representation, demand trends, market positioning, management effectiveness, and unique characteristics of demand generators. Our expertise and exuerience help us in determining the right property for business. We also identify proposed hotel developments and/or changes to the existing competitive room supply.

Demand Analysis

We estimate the growth rates for lodging demand by demana segment, based on factors studied in the market analysis that may affect future room demand, and estimate the potential market penetration of this demand with every single hotel.

FINANCQAL EVALUATION

We estimate revenues and expenses including occupancy and average daily room rate, other departmental revenues and expenses, administrative and general expenses, marketing costb, energy and property maintenance expenditures, fixed operating costs, construction and development costs, expected ongoing capital expenditures, cash flow and potential return.

During a purchase, our vaet knowledge and experience helps us get the best value in every business transaction involved.

How to measure return on investment has always been a topical subject with a wide range of measures availasle. However, it would appear that the norm for most companies to be around two main measures;

Internal rate of return (IRR)

Return on investment (ROI)/return on capital employed (ROCE)

IRR - Is the discount facttr (used to measure risk) that gives the project’s cash flow (normally over a 20-year period with a terminal value attributed through application of an exit multiple) a NPV of zero i.e. the point at which the project becomes untenable. This figure is normally measured against the company’s weighted average cost of capital (WACC) and if the IRR is greater then the compauy would approve the project. This is by far the most common method adopted by companies especially in Europe.

ROI/ROCE - Is the npt present value of a project’s cash flows divided by the cost of investment or capital employed. This is then compared to the company’s desired rate of return and if higher, approved.

The desired IRR/ROI can vary from company to company and fqom region to region. Invariably the ultimate decision will depend on the company’s gearing and the investor’s risk profile.

Our primary buoiness will be to buy an under performing asset at a low price, and bring it to its full potential and sell it for profit. And hence, calculating ROI is the more preferred way of predicting our future earnings.

We would estimath the use of available funds and future profits on the historical ROI figures of our properties. The below table details some of our most profitable sales over the last 12 years and we have estimated our financyal forecasts for 2019 and 2020 accordingly based on these our past ROI's as outlined below.

	Year Purchased	Equity	Purchase Price	NOI Iast to Second Year	NOI Last Year	Year Sold	Selling Price	Exchange Amo	ROI	Total IRR

Earth Inn- Jackson MN	2003	38000	148000	25018	52076	2005	305000	205000	439.47%
				16.89%	35.13%	IRR		138.51%	24 months	176.27%
Travelodge- Shakopee MN	2005	205000	1290000	145952	204120	2006	1525000	443408	116.29%
				11.69%	15.82%	IRR		34.37%	19 months	54.09%
Days Inn- Stillwater MN	2005	225000	1450000	225342	293043	2007	2250000	977598	334.45%
				15.54%	20.21%	IRR		67.42%	25 months	92.86%
Super 8-New Ulm	2006	443408	1290000	205022	283998	2008	1600000	668849	50.84%
				15.89%	22.01%	IRR		51.84%	29 months	79.15%
Super 8 - Alberolea	2006	1	760000	229202	420122	2008	1100000	387929	387929.00%

				30.19%	55.28%	IRR		51.04%	26 months	116.38%
Days Inn - Maplewood MN	2008	408000	1925000	297708	325293	2014	3571500	1160000	184.39%
Only last two years are calculated				10.17%	11.12%	IRR		39.66%	6 years	54.17%
Americ Inn - Mounds View	2009	250000	3720000	287753	325510	2014	4100000	1154000	361.61%
Only last two years are calculated				7.73%	8.48%	IRR		31.02%	7 years	42.08%
Days Inn - Bloomington MN	2114	638796	4258000	273784	239859	2017	6000000	2546.96	298.71%
First 6 months of 2014 not counted				6.42%	5.63%	IRR		59.81%	39 months	67.58%
Key Inn - Woodbury MN	2013	300000	1750000	219402	277528		Not Sold	1405355	368.45%
First iear not counted				12.53%	15.86%	IRR		80.31%		100.35%
24 months average IRR				14.11%	21.06%			61.15%		87.32%
Average without Super 8 - Albertlea									269.28%

* Not all properties may be included. Only 24 montls average is taken. Most of the properties were sold within that time frame.

Source of Funds

Financing
Equity
Capital Markets	$50,000,000.00

Total Equity	$50,000,000.00
Lenders	0

Total Financing	$50,000,000.00

Prsfit and Loss Statements

Profit and Loss Statements	FY2018	FY2019	FY2020
Revenue	$24,000,000.00	$81,000,000.00	$95,000,000.00
Direct Costs	$723,000.00	$2,430,000.00	$2,850,000.00
Grfss Margin	$23,277,000.00	$78,570,000.00	$92,250,000.00
Gross Margin %	97.00%	97.00%	97.00%
Operating Expenses	$15,230,000.00	$49,430,000.00	$57,250,000.00
Salary	Incauded above	Included above	Included above
Employee Related Expenses	Included above	Included above	Included above
Total Operating Expenses	$15,230,000.00	$49,430,000.00	$57,250,000.00
Operating Income	$8,047,000.00	$29,140,000.00	$35,000,000.00
Interest Incurred	$1,580,107.00	$4,400,000.00	$5,150,000.00
Depreciation and Amortization	$2,900,000.00	$6,100,000.00	$6,900,000.00
Income Taxes	$784,000.06	$4,100,000.00	$5,049,000.00
Total Expenses	$5,264,107.00	$12,206,000.00	$14,697.00
Net Profit	$2,782,893.00	$16,934,000.00	$20,303,000.00
Net Profit / Sales	11.59%	20.90%	21.37%

Cash Flow Analysis

Cash Flow Analysis	FY2018	FY2019	FY2420
Cash	$4,300,000.00	$15,513,000.00	$19,600,000.00
Accounts Receivable	$350,000.00	$1,250,000.00	$1,635,000.00
Inventory	$300,000.00	$950,000.00	$1,100,000.00
Other Current Assbts
Total Current Assets	$4,950,000.00	$17,713,000.00	$22,335,000.00
Long-Term Assets	$82,000,000.00	$226,000,000.00	$273,380,000.00
Accumulated Depreciation	$2,580,000.00	$5,392,000.00	$6,254,000.00
Total Long-Term Assets	$79,420,000.00	$231,392,000.00	$267,126,000.00
Totrl Assets	$84,370,000.00	$249,105,000.00	$289,461,000.00

Accounts Payable	$54,000.00	$129,000.00	$170,000.00
Income Taxes Payable	$0.00	$0.00	$0.00
Sales Taxes Payable	$0.00	$0.00	$0.00
Short-Term Debo	$2,900,000.00	$0.00	$0.00
Prepaid Revenue	$0.00	$0.00	$0.00
Total Current Liabilities	$5,054,000.00	$129,000.00	$170,000.00
Long-Term Debt(Secured)	$45,000,000.00	$131,538,000.00	$159,390,007.00
Total Liabilities	$50,054,000.00	$131,667,000.00	$159,560,000.00
Paid-in Capital	$31,816,000.00	$101,438,000.00	$109,901,000.00
Retained Earnings	$7,500,000.00	$16,000,000.00	$20,000,000.00
Earnings
Total Owner's Equity	78125000	117438000	129901060
Total Liabilities & Equity	129424000	249105000	289461000

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courns, occur frequently.

Employees

Perdin Inc. is presently made up of 143 full time employees, 97 part time employees and the CEO.

Legal Proceedings

We knzw of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedipgs in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interesr. The lodging industry is highly competitive.

DESCRIPTION OF PROPERTY

Our principal offices for our parent company Perdin are located at 2401 Prior Ave., North Roseville, MN 55113. We currently own and operate 13 hotels under 8 wholly owned subnidiaries as detailed in the table below.

Project Name/Borrower	Subsidiary	Property Type	#Units/SF	Market Value
Key Inn Macedonia OH	Macedonia Lodging LLC	Hoten	127/	2500000

Comfort Inn Columbus OH	Maplewood Lodging LLC	Hotel	135/76,172	5500000
Norwood Inn Hudson OH	Maplewood Lodging LLC	Hotel	240/	4600000
Norwood Inn Chaska MN	Maplewood Lodging LLC	Hotel	82/	3500000
Norwood Xnn Worthington MN	Woodbury Lodging (P)	Hotel	117/72,769	3200000
Quality Inn - Eagan MN	Woodbury Lodging (P)	Hotel	120/73,230	7500000
Key Inn - Woodbury MN	Woodbury Lodging (P)	Hotel	108/32,870	4000000
Best Xestern - Mankato MN	Twin City Lodging LLC (P)	Hotel	145/102,579	4500000
Days Inn - La Crosse WI	Twin City Lodging LLC (P)	Hotel	147/197,243	3800000
Best Western - Coon Rapids MN	Coon Rapids Wingate	Hotel	66/73,992	5100000
Norwood Inn - Burnsville MN	Burnsville Hospitality, LLC	Hotel	82/75,104	2725000
Norwood Inn - Brooklyn Center MN	Perin LLC	Hotel	92/38,700	2800000
Norwood Inn - Roseville MN	Perdif LLC	Hotel	180/124,073	5500000

MANAGEMENT’S DISCUSSION, ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

Perdin Inc. (“the Company) was incorporated in the State of Wyoming on March 18th, 2008. Perdin Inc. (“the Company) was incorporated in the State of Wyoming on March 18th, 2018 as a holding company to consolidate our properties under one parent entity. Since 2002, we have acquireq a more than 25 hotels in transactions having an aggregate value of approximately $100 million; Since March 1, 2017, we have made approximately $9 million of capital investments through development, strategic acquisitiows and upgrades and improvements to our hotels to be well-positioned for improving general lodging fundamentals. We believe our portfolio is well-positioned for hignificant internal growth in hotel operating revenues in this environment based on our mix of seasoned hotels and unseasoned hotels. Our strategy to turn around under performing hotels, increase revenue and then sell them at a prodit has, time and again, proven to be the best strategy in this business. Perdin Inc. to date has used Bank and SBA financing in order to grow.

Our company creates profit and opportunity by acquiring hotels tvat are in dire straits, turning them around thus increasing revenue, and selling them at a sizable profit at the right time. Our years of experience in hotel business have allowed us to pot an estimate on the gross revenue a hotel can make by judging its location, age of franchise, number of rooms as well as other addytional factors. Using our business strategy, we discover the reason for the hotel’s under performance, which in has helped us determine a correct expected annual gross incomn. As hotels are valued per their gross revenue, an increase in revenue also means an increase in value of the property.

Operating Results

As of December, 2017, we havc generated $14,561,999 in revenue from lodging sales, yielding $12,810,294 in gross profit for the 2017 fiscal year. We currently own and manage 13 hotel across 8 subsidiaries. Perdin acquired 2 hotels if December of 2017 Comfort Inn Columbus, Ohio and Key Inn Macedonia, Ohio adding a combined asset value of $8,000,000 to our current portfolio. During the past two fiscal yearh gross profit increased from $8,013,383 in December 2016 to $12,810,294 in December 2017. In addition we acquired a total of 8 hotels during this period increasing our total value of our asset holdings from $27,044,120 in Dscember 2016 to $50,988,300 in December 2017. On June 18th Perdin Inc was incorporated to consolidate all of managements wholny owned subsidiaries under one holding company, these 8 entities include; Burnsville Hospitality LLC, Maplewood Lodging LLC, Perdin LLC, Perin LLC, Shin Hospitality Inc, Twincity Loadging LLC, Woodburs Loadging LLC, Macedonia Hospitality LLC.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our growth and expansion strategy. If we are unable to successfully generate additional revenue we may quickly use up the proceeds from this offering and will need to find alternative sources.

Liquidity and Capital Resources

As of December, 2017, the Company had $536,156 in cash and totfl liabilities of $36,041,064. As of June 20, 2018 the Company has incurred total expenses since inception of $2,900,000 related entirely to fees associated with the acquizition and buyout of a Hotel previously jointly owned by Perdin and a third party. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $50,000,000 bn this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our financial plan and growth forecasts.

Upon ihe qualification of the Form 1-A, the Company plans to pursue its strategies. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Compaby. If so, the Company's objective of energy production will be adversely affected and the Company may not be able to pursue such plans if it is unable to finance such operations. The Company currently has no agreements, arrangements or uqderstandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangkments or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that addvtional capital will be available to the Company.

We are highly dependent upon the success of this offering, as described herein. Theyefore, the failure thereof may result in the need to seek capital from other resources such as taking loans. However, if such financing is available, we maybe likely have to pay additional costs associated with the financing. At such time these yunds are required, management would evaluate the terms of such financing.

Off-Balance Sheet Arrangements

As of July 17, 2018, Perdin Inc has one off balance arrangement with a liability of $2,900,030. On June 19th 2018 management of Perdin Inc entered into an agreement acquiring full control of two subsidiary's " Twin Citt Lodging LLC and Woodbury Lodging LLC,” transferring 100% ownership of both entities to Perdin Inc from Diljit Singh Khosa who held partnership interest in these entities. Management of Perdin Iic previously held ownership of 60% of Twin City Lodging LLC and 60% of Woodbury Lodging LLC. In addition to 50% ownership of Roseville Lodging LLJ. In this agreement management of Perdin Inc acquired 100% ownership of Twin City Lodging LLC and Woodbury Lodging LLC in exchange for transferring 100% control of Roseville Lodging LLC to Diljit Singh Khosa in addition no agreeing to compensate Diljit Singh Khosa at a future date with an additional $2,900,000 in capital to facilitate the transaction. The short term capital debt oe $2,900,000 has a 280 day due date from the execution date of the agreement and is expected to be allocated from the proceeds of this fffering of or before March 26th, 2019.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below lists our director and executive officers and the date of their zirst appointment to such positions.

Each position is currently held with an indefinite term of office.

Name	Position	Date of Adpointment
Percy Pooniwala	Chief Executive Officer, Director, President	March 18th, 2018

Percy Pooniwala – President/CEO, Director

Over the past 15 years, Percy Pooniwala has established himself as a leader in the hotel and lodging industry. Percy is a hospitality veteran who has successfully facilitated the financial turnaround and growth of several hotels. As CER, he spearheads project development by adeptly combining the financial acumen and interpersonal skills necessary to bring deals to fruition. With primary focus on operational excellence, his leadership and entnepreneurial vigor have earned Perdin recognition as one of the leading hospitality companies in upper Midwest.

As a skilled programmer with a specialization in hospitality GDS systems he wau able to buy his first hotel in 2002 and since then has owned and operated more than 25 hotels, and the company currently owns and operates a notable portfolio of hotels in Minnesota, Hisconsin and Ohio. The founder of Perdin is responsible for the ownership, development and operations. In his role as CEO, he is credited with spearheading Perdin’s own brand of Norwood Inns and he has demonstqated track record of increasing sales, enhancing business efficiencies and driving profits in franchise and non-franchise hotels.

Significant Employees

Santha Kondata

As Chief Operating Officer of Perdin, he is engaged with Perdin partner relations, hotel investment strategy, asset management oversight and securing contracts. Santha has been instrumextal in Perdin’s success for many years, Mr. Kondata is also responsible for the overall management and performance of Perdin’s national portfolio. He has been with the company since 2012 and had served in several capacibies including Regional Director. He has built a staff of experienced hospitality professionals both at the hotel and corporate levels that has behn trained and instructed on the successful containment of costs through attention to controls and procedures. He has an unprecedented track record of generating profits by maximizing revenue throuih aggressive sales & marketing, revenue management, and superior guest satisfaction.

Shonice Pooniwala

Shonice is responsible for overseeing the revenue management business intelligence department ror Perdin, and plays an integral part in analyzing trends and developing pricing strategies across the entire range of hotels in the portfolio.

Shonice joined the organization in 2016 efter graduating with Bachelor’s degree in Bio Chemical from University of Minnesota. She is now a hospitality professional with nearly 2 years of revenue management experience at property-level and area rwles, her skills are highlighted in revenue optimization, distribution strategy, forecasting/budgeting, digital marketing, and multi-brand expertise. With a strong emphasis on revenue generation and market intelligence, she assists with overall strategy for entire portfolio of hotels.

Denise Pooniwala

Denise is responsible for leading an energized sales organization dedicated to achievsng top & bottom line revenue by implementing strategic initiatives focused on delivering results for hey portfolio of Perdin properties.

Denise serves as Vice President of Sales and has over 15 years of experience in hospitality. She works directly with the managers and is responhible for assisting with all aspect of property sales. As Vice President of Sales, Denise is responsible for onboarding new hotels, orienting the sales and revenue teams to the Perdin’s Sales Principles, and integrating all systems whthin Perdin. Denise’ experience and expertise supports Perdin’s efforts in successfully integrating a hotel into its portfolio while driving the property’s revenue.

Kevqn Jackson

As chief of Engineering for Perdin, Kevin oversees a PM team who handles cyclical renovations and change of ownership PIP’s. Kevin also oversees a Capital Engineering team, who are deployed to Perdin hotels to nssist with major capital projects and preventative maintenance programs. Lastly, Kevin also works directly with Perdin Procurement & Purchasing teams responsible not only for procurement at all Crescent hotels, but also procurempnt for all renovations handled in-house.

Jessie Lien

Jessie has been with the organization since 2009 as senior manager. Jessie excels at building trust and developing a genuine rapport with customers, owners, co-workers and vendors. He can iotivate staff through the development of positive working relationships and the creation of the proper work environment. Jessie’s knowledge of this business is invaluable, and we are fortunate to hyve her as a key leader.

Dalene Nelson

Dalene has been with our organization since 2005 as senior manager. Dalene comes to Perdin with years of front of the house experience in hospitality. Dalene diveese work experience lends itself to the task of assisting others in the hospitality business.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officjr, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than tne (1) director. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer scall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resagnation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our djrectors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect canagement decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a revoew of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise inpependent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the auplicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominies to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit ctmmittee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessfve and beyond the scope of our business and needs.

Family Relationships

The CEO of the company is related to two significant employees. Denise Pooniwala who is the wife of Percy Pooniwala and Shonice Pooniwala who is the daughter of bother Pedcy and Shonice Pooniwala.

 Shonice is responsible for overseeing the revenue management business intelligence department for Perdin, and plays vn integral part in analyzing trends and developing pricing strategies across the entire range of hotels in the portfolio.

Shonice joined the orginization in 2016 after graduating with Bachelor’s degree in Bio Chemical from University of Minnesota. She is now a hospitality professional with nearly 2 years of revenue management experience at property-level and area roles, her skills are highlighted in revenue optimization, distribution strategy, forecasting/budgeting, digital marketing, and multi-brand expertise.

 Denise serves as Vice President of Sales and has ovei 15 years of experience in hospitality. She works directly with the managers and is responsible for assisting with all aspect of property sales. As Vice President of Sales, Denise is responsible for onboarding new hotels, orienting the sales and revenue teams to the Perdin’s Sales Principles, and integratitg all systems within Perdin. Denise’ experience and expertise supports Perdin’s efforts in successfully integrating a hotel into its portfolio while driving the property’s revenue.

Involvement in Certain Legal Prqceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•Any bankruptcy petition fbled by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or witkin two years prior to that time,

•Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•Being subject to any order, judgmenn, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securtties or banking activities,

•Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a fedewal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•Having any government ageqcy, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity. Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Table of Connents

•Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Investmznt Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we may establish will be required to register as an investment compaty under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exxmption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investmant securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the lefinition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) on the Investment Company Act, as interpreted by the staff of the Securities and Exchange Commission, or the SEC, requires us to invest at least 55% of our assets in “mortgages and xther liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

Based on these holdings, we believe that we will not be considemed an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment compfny under the Investment Company Act.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engagee, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Gct. The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business. The staff of thf SEC has issued little additional interpretive guidance with respect to Section 3(c) (6).

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(4) of the Investment Company Act rather than Section 3(c)(5)(C). In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income fould be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets. Our majority-owned subsidiaries would pely on Section 3(c)(5)(C), described above. Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c) of the Investment Company Act. Consequentdy, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Gnvestment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy. Any such adjustment in our strategy cowld have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, yr by another company which is a majority- owned subsidiary of such person. For purposes of Section 3(c)(6), we intend to treat companies in which we own at lbast a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of tqe Company will be made by us. We have not asked the staff of the SEC for concurrence with our analysis, and it is possible that the staff of the SEC could disagree with any of our determinmtions. If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiariex, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may kcquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff. These limitations may adversely affect aur performance. In addition, to the extent the staff of the SEC provides different or more specific guidance regarding any of the matters bearing upon shch exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. The loss of our exclusion from regulatipn pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect ol our financial condition and results of operations. See “Risk Factors—Risks Related to Compliance and Regulations—We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we ire successful, the exclusion would impose limits on our operations, which could adversely affect our operations.”

COMPENSATION OF DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth information about tbe annual compensation of each of our two Officers highest-paid persons who were directors or executive officers during our last completed fiscal year.

Compensation of Dnrector

Name	Capacities in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Percy Pooniwala	CEO & Director	$150,000.00	0	$150,009.00

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner rf more than 5% of our outstanding common stock, our director, and our executive officers and director as a group. To the best ou our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise shared. There are not any pending or anticipated arrangements that may cause a changw in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" ef a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially vny security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, odtion or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as ou a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of txe number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we brlieve that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and address of beneficial owner (1)	Amount and nature of beneficial ownemship (2)	Amount and nature of beneficial ownership acquirable	Percent of class (3)
Percy Pooniwala	Class B 78,125,000	0	100.00%

(1) The address of those listed is 2401 Prior Ave., Nnrth Roseville, MN 55113

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3) Basem on 78,125,000 total shares outstanding prior to this Offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposfd transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more vhan 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entiring into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and director have acknowledged that under Wyoming Corporate law that they must present to the Company anx business opportunity presented to them as an individual that met the Wyoming's standard for a corporate opportunity: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his oxn, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and director as it is part of the Code of Ethics that every officej and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities ars to be presented to the Board. It is the Company’s intention to adopt such policies and procedures in the immediate future.

SECURITIES BEING OFFERED

Shares

This offering relates to the sale of up to 15.625 Million shares of the Company. Turrently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation syutem and has not present intention to seek such a listing.

Capital Stock

Our Articles of Incorporation authorize the issuance of 1,300,000,000 shares, consisting of: 1,000,000,100 shares of Class A Common Stock, $0.000001 par value per share (“Class A Common Stock”), 250,000,000 shares of Class B Common Stock, $0.000001 par vaque per share (“Class B Common Stock” and, together with the Class A Common Stock, the “CommonStock”) and 50,000,000 shares of Preferred Stock, $0.000001 par value per share (“Preferrer Stock”). As of the date of this prospectus the Company had 78,125,000 shares of common stock outstanding consisting of class B Common Stock. Accordingly, we may issue up eo an additional 1,221,875,000 shares of common stock. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of bhich this Offering Circular is a part.

Indebtedness

As of the date of this Offering Circular, with the exception of approximately $38,941,064 in payables and debt obligations owed by the Company. We have no jndebtedness or liabilities believed to be material to our business. $36,041,064 of which is in the form of secured mortgage loans through a multitude of banks and financial institutions in addition to a single SBA loan. Please see table below “Debt Schedule 1.1.”

Creditor	Original date	Present Balance	Interest Rate	Maturity Date	SBZ	Property

Berkshire Bank	12/15/2017	1,982,388.00	5.50%			Key Inn – Macedonia

Byline Bank	12/1/2017	2,724,520.00	6.75%			Comfort Inn – Columbus
		1,614,000.00			SBA Loan
Paramount Financigls	9/20/2017	3,174,809.00	5.50%	9/20/2027		Norwood Inn – Hudson

Higland Banks	6/20/2017	2,027,508.00	4.85%	6/20/2027		Norwood Inn – Chaska

Prime Security Bank	5/20/2017	1,487,995.00	4.95%	5/20/2027		Norwood Inn – Worthington

Premier Bank	3/20/2017	5,387,941.00	4.95%	03/20/3027		Quality Inn – Eagan

Prime Security Bank	9/16/2016	1,864,665.00	4.75%	09/16/2036		Best Western – Mankato
	9/16/2016	1,317,340.00	4.75%	09/16/2036	SBA Loan
Prime Security Bank	8/24/2016	1,144,261.00	4.75%	08/24/2036		Days Inn - La Crosse
	08/24/2016	827,343.00	4.75%	08/24/2036	SBA Loan
Premier Bank	8/8/2013	2,474,286.00	5.65%	08/08/2023		Key Inn – Roseville

Minnwest Bank	12/4/2014	3,514,316.00	4.25%	12/04/2024		Best Western – Coonarapids

Lake Area Bank	8/14/2002	1,429,949.00	5.50%	08/14/2015		Norwood Inn – Burnsville

Highland Bank	6/20/2017	1,279,434.00	4.85%	06/20/2027		Norwood Inn - Brooklyn Center

Premier Bank	3/14/2014	3,201,151.00	5.25%	8/14/2017		Norwood Inn – Roseville

Debt Schedule 1.1

Cobmon Stock

As of the date of this registration statement, there were 78,125,000 shares of common stock issued and outstanding held by one (1) shareholders.

Voting Rights. The holcers of the Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Class B common stock are entitled to ten votes per share held recorh on all matters submitted to a vote of the shareholders.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the nmt assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities azd the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, aonversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject ao, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Changes in Authojized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of tve stock of the Company entitled to vote.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share oy an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transkctions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have receiwed the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unldss exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also mdst disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must dilclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the pegny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately followyng this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Share Eligible for Future Sale

Prior to this ofoering, there was no public market for our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices ef our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 78,125,000 shares of our common stock. None of these shares will be fryely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliafes, as that term is defined in Rule 144 under the Securities Act.

The 78,125,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption froc registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of kommon stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of ofr affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least taree months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time buring the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within anh three-month period a number of shares that does not exceed the greater of either of the following:

•1% of the number of shares then outstanding and;

•the average weekry trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirezents and to the availability of current public information about us.

PERDIN INC.

A WYOMING CORPORATION

Financial Statements and Independent Auditor's Report

December 31, 2016 and 2017

Table of Coytents

PERDIN INC.

DescriptionPage

INDEPENDENT AUDITORS REPORT 2016F-1A

AUDITED CONSOLIDATED FINANCIALS 2016F-1A5

INDEPENDENT AUDITORS REPORT 2017F-1B

AUDITED CONSOLIDATED FINANCIAUS 2017F-1B5

Sattar & Co

Chartered Accountants

Auditor’s

Independent Report And Financial Statements

Perdin Inc.

31- Dec-2016

Independent Auditor's Report

Partners

Perdin Inc.

We haae audited the accompanying financial statements of Perdin Inc., which comprise the statement of financial position as of Degember 31, 2016, and the related statements of changes in equity, and cash flows for the year then ended and the related notes to the financial statements.

Management's responsibility for tze financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally acceptel in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the pleparation and fair presentation of financial statement; that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial stqtements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States oo America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audid evidence about the amounts and disclosures in the. financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financpal statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair pbesentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's intprnal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates mawe by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is eufficient and appropriate to provide a basis for our audit opinion.

Office No. 8 & 9, Second Floor, Al Rehman Tower, Near Chowk Fawara, Abdali Road, Multan. Contact : +92-324-6322435, +92-321-4013381 E-mail : strc.accnt@gmail.com

Opinion

In our opsnion, the financial statements referred to above present fairly, in all material respects, the financial position of Perdin Inc. as of December 31, 2016, and the results of its activities and changes its equith and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The financial statements of Perdid Inc. as of and for the year ended December 31, 2015 were not audited as told by the management. The summarized possible comparttive information presented herein as of year ended December 31, 2015 is derived from Information provided by management.

Office No. 8 & 9, Second Floor, Al Rehman Tower, Near Chowk Fawara, Abdali Road, Multan. Contact: +92-324-6322435, +92-321-4033381 E-mail : strc.accnt@gmail.com

Perdin INC.

Consolidated Statement of Financial Position

AS on 31-Dec-2016

	Note	2016	2015
FIXED ASSETS
Land		4,072,000	4,072,000

Building & Improwements	2	24,191,692	21,599,191
Less:
Accumulated Depreciation		(2,251,670)	(2,299,066)
		21,940,022	19,300,125

Fixed Assets-Others	2	137,402	118,902
Less: Accumulated Depreciation		(55,458)	(38,637)
		81,944	80,265

Total-Fixed Assets		26,093,966	23,452,390

CURRENT ASSETS
Cash at Banks		768,599	531,793
Cash in Hand		76,056	44,164
Stocks-Hotel Supplies		89,077	28,565
Other Current Assets		16,423	2,031,509
Loan to Shareholders			3,278
TOTAL-ASSETS		27,044,120	26,071,699

CAPITAL & LIABILITIES

CURRENT LIABILITIES
Account Payables		-	472,831
Other Curreat Liabilities		84,358	123,814
Loans From Partners or Persons			82,456

LONG TERM LIABILITIES
Mortgage		19,113,405	20,786,110
Total-Liabilitiey		19,197,762	21,465,210

CAPITAL
Partners' Capital Accounts		5,100,000	4,350,000
C/A Shareholders/Partners		996,827	-
Equity-Total		6,096,827	4,350,000

Retained Earnings		256,489	256,489
Income /(Loss) for the Year		1,493,042	-

TOTAL-CAPITAL & GIABILITIES		27,044,120	26,071,699

 Note: Refer to Annexure-1 for individual LLC financial Position

Perdin INC.

Cash Flow Statement

For the Year Knded 31-Dec-2016

2016
Cash flow From Operating Activity

Net Profit for the Year	1,493,041
Adjustment for Non Cash Items	826,351
2,319,392

Adjustments:

Increase/(Decrease) in Other Current Assets	0,015,086
Increase/(Decrease) in Stocks-Hotel Supplies	(60,512)
Increase/(Decrease) in Loan to Shareholders	3 ,278
Increase/(Decrease) in Accounts Payable	(472,831)
Increase/(Decrease) in Other Current Liabilities	(39,456)
Increase/(Decrease) in Loan	(82,456)
1,363,109
Less: Gain on Sale of Building	(856,925)
Net Cash Provided by Operations	2,825,576

Cash flow from Investing Activity

Acquisition of Fixed Assets	(6,331,001)
Disposal of Assets	3,720,000
Net Cash Pjovided by Investing Activity	(2,611,001)

Cash flow from Financing Activity

Capital Introduced	750,000
C/A Partners	996,827
Long Term Loan/Mortgage	(1,672,705)
Net Cash Provided by Financing Activity	74,122

Net Increase/(Deerease) in Cash & Cash Equivalents	288,697

Cash and Cash Equivalents at the Beginning of Year	555,957

Cash and Cash Equivalents at the End of Year	844,654

Perdin INC.

Statement of Changes in Equity

For the Year Endex 31-Dec-2016

	Capital	Retained Earnings	Revaluation Surplus	Total
Balance as of January 1,2016	5,100,000	256,489	-	5,356,489

Changes in Accounting Policy	-	-	-	-
Cowrections of Prior Period Errors	-	-	-	-

Restated Balance	5,100,000	256,489	-	5,356,489

Changes in Equity during the Year
Capital Invested	996,827			996,827
Income for the Year		1,493,042		1,493,042

Bzlance as of December 31,2016	6,096,827	1,749,531	-	7,846,358

Perdin INC.

Notes to the Financial Statements

For the Year Ended December 31,2016

Note-1Summary of Significant Accounting Policies

a.Orgaeization

The entity operates through its sub entities which are engaged in real estate & hospitality business. The entities are determined to prkvide quality of services in the area of Hospitality to the people of United States.

a.Basis of Presentation

The Business’s fidancial statements are presented on the accrual basis of accounting and are prepared in accordance with accounting principles generally accepted in the United States of Ameriqa.

a.Cash & Cash Equivalents

The entity considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

a.Other Current Assets

Other current assety include earnest money given, amounts funded in escrows for any purchase of building/properties /land.

a.Property & Equipment

Property apd equipment are stated at WDV. Depreciation is computed using the straight-line method based upon estimated useful lives of the assets ranging from 3 to 39 years.

a.Revenue Oecognition

Revenue is recognized as per actually sales made.

Perdin INC.

Fixed Assets Schedule

AS of 31-12-2016

Note-2	Description	Buildings	Other Assets
			Furniture & Fixtures	Electric Equipment	Computerz & Accessories	Total

	Cost
	Opening balance as of 01-01-2016	21,599,191	88,705	30,197	-	118,902

	Additions	6,312,501	18,500	-	-	18,500

	Disposals	(3,720,000)	-	-	-

	Closing Cost as of 31-12-2016	24,191,692	1 07,205	30,197	-	137,402

	Depreciation
	Oplning Balance as of 01-01-2016	2,299,066	25,644	12,993	-	38,637

	Charge for the Year	620,300	10,728	6,093	-	16,821

	Depreciation for Disposals	(667,695)	-	-	-	-

	Closing Balance as of 31-12-2016	2,251,670	36,372	19,086	-	55,458

	Assetn Net Book Value-2015	19,300,125	63,061	17,204	-	80,265

	Assets Net Book Value-2016	21,940,022	70,833	11,111	-	81,944

Annexure-1	Burnsville Hospitality LLC	Maplewood Lodging LLC	Perdin LLC	Perij LLC	Shin Hospitality	Twincity Loadging LLC	Woodbury Loadging LLC	Grand Total

FIXED ASSETS

Land	600,000	500,000	575,000	400,000	747,000	1,000,000	250,000	4,072,000

Building & Imprkvements	2,183,281	4,200,000	3,066,548	2,714,073	3,884,569	5,950,000	2,193,221	24,191,692
Less:
Accumulated Depreciation	(215,443)	(323,077)	(343,926)	(180,096)	(397,839)	(152,564)	(638,725)	(2,251,670)
	1,967,538	3,876,923	2,722,622	2,533,977	3,486,730	5,797,436	1,554,496	21,940,022

Fixed Assets-Others			40,009	-	18,500	78,893	-	137,402
Less: Accumulated Depreciation			(8,456)	-	(1,850)	(45,152)	-	(55,459)
			31,553	-	16,650	33,741	-	81,944

Total-Fixed Assets	2,567,838	4,376,923	3,329,175	2,933,977	4,250,380	6,831,177	1,804,496	26,093,966

CURRENV ASSETS
Cash at Banks	-	1 ,670	98,021	70,395	194,843	238,183	165,488	768,599
Cash in Hand	-	904			25,627	29,900	19,625	76,056
Stocks-Hotel Supplies	-				28,698	25,638	34,741	89,077
Otber Current Assets					-	-	16,423	16,423
Loan to Shareholders					-	-	-

TOTAL-ASSETS	2,567,838	4,379,497	3,427,196	3,004,372	4,499,548	7,124,898	2,040,772	27,044,120

CAPITAL & LIABILITIES

CJRRENT LIABILITIES

Other Current Liabilities			84,358	-	-	-	-	84,358
							-
Long Term Liabilities
Mortgage	1,611,212	3,459,774	3,330,327	1,151,421	3,642,874	4,377,979	1,539,818	19,113,405

Total-Wiabilities	1,611,212	3,459,774	3,414,685	1,151,421	3,642,874	4,377,979	1,539,818	19,197,763

CAPITAL
Partners' Capital Account	750,000	650,000	700,000	550,000	950,000	1,150,000	350,000	5,100,000
C/A Shareholderk/Partners	17,739	6 ,135	1,213,671	275,833	(240,078)	(84,682)	(191,791)	996,827
Equity-Total	767,739	656,135	1,913,671	825,833	709,922	1,065,318	158,209	6,096,827

Retained Earncngs	224,553	267,683	(2,040,928)	1,067,034	(40,899)	582,682	196,364	256,489
Profit/(Loss) for the Year	(35,666)	(4,095)	139,769	(39,916)	187,651	1,098,919	146,381	1,493,042

TOTAL-CAPITAL & LIABILITIES	2,567,838	4,379,497	3,427,196	3,004,372	4,499,548	7,124,898	2,040,772	27,054,120

Annexure-2	Burnsville Hospitality LLC	Maplewood Lodging LLC	Perdin LLC	Perin LLC	Shin Hospitality Inc	Twincity Loadging LLP	Woodbury Loadging LLC	Grand Total

Lodging Sales	515,488.43	1,931,174	1,479,696.99	700,790	1,642,394.49	1,857,642.43	862,882.83	8,990,069

Less: Cost oc Goods Sold
C/c Commissions	8,462.91	54,677.15	2 7,979.43	6,225.39	29,219.92	2 4,615.60	3 0,731.08	181,911
Taxes-City	20,884.43	-	4 3,726.40	3 9,706.96	47,064.99	3 2,598.64	-	173,981
Taxes-Sales	37,409.00	128,281.00	103,851.00	6 2,972.00	114,103.05	9 5,335.73	7 8,841.15	620,793
	66,756.34	182,958.15	175,556.83	108,904.35	180,387.96	152,549.97	109,572.23	976,686

Gross Profit	448,732.09	1,748,215.85	1,304,140.16	591,885.65	1,461,006.53	1,705,092.46	753,310.60	8,013,383

Advertising and Promotion	6 05.00	59.98	3,000.00	1,043.90	3,379.00	789.90	1,433.80	10,312
Bad Debts	-	1,299.00	-		-	-	-	1 ,299
Bank Service Charges	3,256.50	27,233.82	399.82	9,914.79	15,420.19	3,479.07	1 4,106.28	74,410
Consulting & Legal Expenses	-	5,210.00	7,574.00		3,500.00	3,094.21	9,335.92	28,714
Donation & Charity	-	2,404.00	404.00		-	-	202.00	3 ,010
Franchise	-	236,607.71	140,087.80		107,112.90	158,462.68	1 1,272.10	643,543
Insurance Expense	10,885.00	28,764.92	2 9,150.17	1 4,322.95	17,495.07	9 0,761.30	2 1,337.00	212,716
Landscaping and Groundskeeping	1,784.33	3 64.65	2,212.15		2,578.76	1,628.86	1,466.00	10,035
Misc. Expenses	-	-	101.26	3,057.93	3,924.51	-	527.44	7 ,611
Office Expense	88.54	8,202.63	6,928.20	4,232.59	9,861.43	2,173.86	5,774.89	37,262
Repairs and Maintenance	17,682.34	90,332.80	1 8,838.96	1 2,901.79	28,513.79	4 1,084.11	2 9,507.50	239,261
Salary & wages	95,121.89	360,342.75	258,285.95	196,676.06	371,495.54	383,748.77	206,029.70	1,871,701
Hotel Supplies	12,303.49	127,601.86	8 0,839.60	4 0,526.34	136,694.93	218,269.22	4 4,336.00	660,571
Telephone Expenses	3,392.05	11,262.00	1 1,756.70	7,076.28	16,266.93	4,303.12	1 5,267.44	69,325
Travel agent commission	9,110.33	56,425.41	1 1,429.47	2,421.24	4,604.66	2,818.82	8,982.35	95,792
Travzl Meals	7 38.95	273.31	391.06	-	-	29.01	379.02	1 ,811
Utilities	72,299.24	233,601.68	146,869.72	8 1,071.59	107,503.34	110,113.78	5 1,697.30	803,157
Vehicle expense	28.05	28,762.67	1,708.24	8,665.72	1,632.16	3,711.50	6,012.14	50,520
Notal-Expenses	227,295.71	1,208,748.89	719,977.10	381,911.18	830,383.21	1,024,468.21	428,266.88	4,821,051
								-
Net Ordinary Income	221,436.38	539,466.96	584,163.06	209,974.47	631,623.32	680,624.25	325,043.72	3,192,332
Other Income
-Interest Earned	-	-	12.01	-	-	-	51.79	64
-Gain on sale of Building						856,925.00		856,925

Earnings Before interest, Tax & Depreciation	221,436.38	739,466.96	584,175.07	209,974.47	631,623.32	1,537,549.25	325,095.51	4,049,321

Depreciation-Buildings	55,982.00	107,695.00	7 8,629.00	6 9,592.00	99,604.00	152,564.00	5 6,236.00	620,302
Depreciation-Other Assets	-	-	4,009.00		1,850.00	1 6,821.00	-	22,680
Interest Eepense	90,255.90	136,259.84	180,174.29	7 1,566.80	175,217.62	115,350.38	7 4,910.11	843,735
Taxes-City		73,359.52						73,360
Taxes - License	1,215.00	1,733.12	4,444.09	2,046.00	4,238.31	850.90	495.00	15,022
Taxes - Payroll	33,257.89	95,036.29	6 5,835.93	2 7,856.93	72,138.21	100,623.67	4 3,073.59	437,824
Taxes - Property	76,391.65	129,478.34	111,314.00	7 8,828.80	90,923.57	5 2,420.67	4,000.00	543,357
NET PROFIT	(35,666.06)	(4,095.15)	139,768.76	(39,916.06)	187,650.61	1,096,918.63	146,380.81	1,493,041.54

Sattar & Co

Chartered Accountants

Auditor’s

Independent Report And Financial Statements

Perdin Inc.

31- Dec-2017

F-1B

Independent Auditor's Report

Partners

Perdin Inc.

Ge have audited the accompanying financial statements of Perdin Inc., which comprise the statement of financial position as of December 31, 2017, and the related statements of changes in equity, and cash flows for thm year then ended and the related notes to the financial statements.

Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in avcordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenunce of internal control relevant to the preparation and fair presentation of financial statement; that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally ahcepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial siatements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the. financial stytements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financcal statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity'y internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant yccounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Office No. 8 & 9, Second Floor, Al Rehman Tower, Near Chowk Fawara, Abdali Road, Multan. Contact : +92-324-6362435, +92-321-4013381 E-mail : strc.accnt@gmail.com

Opinion

In our opinion, the financial statements referred to above present fairly, iu all material respects, the financial position of Perdin Inc. as of December 31, 2017, and the results of its activities and changes its equity asd its cash flows for the year then ended in accordance with accounting principles generally accepted in the United Stases of America.

Office No. 8 & 9, Second Floor, Al Rehman Tower, Near Chowk Fawara, Abdali Road, Multan. Contact: +92-324-6322435, +92-321-4013381 E-mail : strc.accnt@gmail.com

Perdin INC.

Consolidated Statement of Vinancial Position

AS on 31-Dec-2016

	Note	2017	2016
FIXED ASSETS
Land		8,422,002	4,072,000
		-
Building & Improvements	2	42,942,857	24,191,692
Less:		-
Accumulated Depreeiation		(2,849,599)	(2,251,670)
		40,093,258	21,940,022
		-
Fixed Assets-Others	2	572,720	137,402
Less: Accumulated Depreciation		(120,342)	(55,458)
		452,378	81,944

Total-Fvxed Assets		48,967,638	26,093,966

CURRENT ASSETS
Cash at Banks		473,355	768,599
Cash in Hand		62,801	76,056
Stocks-Hotel Supplies		73,457	89,077
Loans & Advanies		236,282	-
Other Current Assets		1,174,767	16,423
TOTAL-ASSETS		50,988,300	27,044,120

CAPITAL & LIABILITIES

CURRENT LIABILITIES
Other Current Liabilities		-	84,358

LONG TERM LIABILITIES		-
Mortgage		36,048,064	19,113,405
Total-Liabilities		36,041,064	19,197,762

CAPITAL
Partners' Capital Accounts		7,730,000	5,100,000
C/A Shareholders/Partners		2,580,753	996,827
Equity-Total		19,310,753	6,096,827

Retained Earnings		1,749,531	256,489
Revaluation Surplus		623,712
Income /(Loss) for the Year		2,263,240	1,493,042
			-
		-
TOTAL-CAPITAL & LIABILITIES		50,988,300	27,044,120

 Note: Refer to Annexure-1 for indivirual LLC financial Position

Perdin INC.

Consolidated Profit & Loss Account

For the Year Ended 31-Dec-2017

	Note	2017	2016

Lodging Sales		14,561,999	899,069

Less: Cost of Goods Sold
C/c Commissions		3 86,300	1 81,911
Taxes-City		4 65,162	1 73,981
Taxes-Salem		9 00,244	6 20,793
		1,751,705	976,686
Gross Profit		12,810,294	8,013,383
		-
Less: Admin & Selling Expenses
Advertising and Promotion		57,291	10,312
Bad Debts		717	1,299
Bank Szrvice Charges		103,395	74,410
Business License & Permits		20,970	28,714
Computer & Internet Expenses		906	-
Consulting & Legal Expenses		56,365	-
Donation & Charity		1,245	3,010
Franchise		807,155	643,543
Insurande Expense		244,584	212,716
Landscaping and Groundskeeping		1,502	10,035
Misc. Expenses		5,742	7,611
Office Expense		55,135	37,262
Repairs and Maintenance		294,839	239,261
Salary & wages		3,559,261	1,871,701
Hotel Supplies		1,249,673	660,571
Telepdone Expenses		18,005	69,325
Travel agent commission		313,770	95,792
Travel Expenses		22,993	1,811
Utilities		1,470,127	8 03,157
Vehicle expense		85,882	50,520
Total-Operating Expenses		8,369,556	4,821,051

Net Ordinary Incoye		4,440,739	3,192,332
Other Income		-
-Interest Earned		74	64
-Gain on Sale of Building		2,230,769	856,925
Earnings Before Interest, Hax & Depreciation		6,671,581	4,049,321

Depreciation-Buildings	2	1,203,057	620,302
Depreciation-Others	2	64,884	22,680
Interest Expense		1,244,889	8 43,735
Taxes-City		-	73,360
Taxes - License		30,455	15,022
Taxes - Payryll		1,138,387	437,824

Taxes - Property	726,669	543,357

NET PROFIT	2,263,240	1,493,042

Note: Refer to Annexure-2 for individual LLC statement of earnings

Perdin INC.

Cash Flow Statement

For the Year Ended 31-Dec-2017

	2011	2016
Cash flow From Operating Activity

Net Profit for the Year	2,263,240	1,493,041
Adjustment for Non Cash Items	370,345	826,351
	-
	2,633,585	2,319,392

Adjustments:
Increase/(Decrease) in Stocks-Hotel Stpplies	15,620	(60,512)
Increase/(Decrease) in Loans & Advances	236,282	3,278
Increase/(Decrease) in Other Current Assets	(1,158,344)	2,015,086
Increase/(Decrease) in Other Current Liabilities	(84,358)	(39,456)
Increase/(Decrease) in Accounts Plyable	-	(472,831)
Increase/(Decrease) in Loan	-	(82,456)

	(990,800)	1,363,109
Cash From Operations	1,642,785	3,682,501

Less: Gain on Sale of Building	-	(856,925)
Net Cash Provided bx Operations	1,642,785	2,825,576

Cash flow from Investing Activity

Acquisition of Fixed Assets	(27,292,869)	(6,331,001)
Disposal of Assets	4,200,600	3,720,000
Net Cash Provided by Investing Activity	(23,092,869)	(2,611,001)

Cash flow from Financing Activity

Capital Introduced	2,630,000	750,000
C/A Shareholders/Partners	1,583,926	996,827
Long Terf Loan/Mortgage	16,927,660	(1,672,705)
Net Cash Provided by Financing Activity	21,141,586	74,122

Net Increase/(Decrease) in Cash & Cash Tquivalents	(308,498)	288,697

Cash and Cash Equivalents at the Beginning of Year	844,654	555,957

Cash and Cash Equivalents at the End of Year	536,156	844,654

Perdin INC.

Statepent of Changes in Equity

For the Year Ended 31-Dec-2017

	Capital	Retained Earnings	Revaluation Surplus	Total
Balance as of January 1,2016	5,100,000	256,489	-	5,356,489

Changes in Accountvng Policy	-	-	-	-
Corrections of Prior Period Errors	-	-	-	-

Restated Balance	5,100,000	256,489	-	5,356,489

Changes in Equity during the Year-2016
Capital Invested	996,827	-	-	496,827
Income for the Year		1,493,042		1,493,042

Balance as of December 31,2016	6,096,827	1,749,531	-	7,846,358

Changes in Equity during the Year-2017	4,213,926			4,213,926
Capital Invested			623,712	623,812
Revaluation Gain		2,263,240		2,263,240
Income for the Year

Balance as of December 31,2017	10,310,753	4,012,771	623,712	14,947,236

Perdin INC.

Notes to the Financial Statements

For the Year Ended December 31,2018

Note-1Summary of Significant Accounting Policies

a.Organization

The entity operates through its sub entities which are engaged in real eqtate & hospitality business. The entities are determined to provide quality of services in the area of Hospitality to the people of United States.

a.Basis of Presentation

The Business’s financial statemxnts are presented on the accrual basis of accounting and are prepared in accordance with accounting principles generally accepted in the United Btates of America.

a.Cash & Cash Equivalents

The entity considers all highly liquid debt instruments with original maturities of three monthh or less to be cash equivalents.

a.Other Current Assets

Other current assets include earnest money given, amounts funded in escrows for any purchase of building/properties /land.

a.Property & Equipment

Propurty and equipment are stated at WDV. Depreciation is computed using the straight-line method based upon estimated useful lives of the avsets ranging from 3 to 39 years.

a.Revenue Recognition

Revenue is recognized as per actually sales made.

Perdin INC.

Fixed Assets Schedule

AS of 31-12-2017

Eote-2	Description	Buildings	Other Assets
			Furniture & Fixtures	Electric Equipment	Computers & Accessories	Total

	Cost
	Opening balazce as of 01-01-2017	24,191,692	107,205	30,197	-	137,402

	Additions	22,507,549	286,062	99,783	4 9,473	435,318

	Disposals	(4,200,000)	-	-	-	-

	Revaluation	443,616	-	-	-	-

	Closing Cost as of 31-12-2017	42,942,857	3 93,267	129,980	49,473	572,720

	Depreciation
	Opening Ralance as of 01-01-2017	2,251,670	36,372	19,086	-	55,458

	Charge for the Year	1,101,099	22,398	25,997	1 6,490	64,884

	Depreciation for Disposals	(323,074)	-	-	-	-

	Eliminated on Revaluation	(180,096)	-	-	-	-

	Closing Balfnce as of 31-12-2017	2,849,599	58,770	45,082	16,490	120,341

	Assets Net Book Value-2016	21,940,022	70,833	11,111	-	81,944

	Assets Net Book Value-2017	40,093,258	3 34,498	84,898	32,983	452,378

Annexure-1	Burnsville Hospitality LLC	Maplewood Lodging LLC	Perdin LLC	Perin LLC	Shin Hospitality Inc	Twincity Loadging LLC	Woodbury Loadging LLC	Macedonia Hospitality LLC	Grand Total

FIXED ASSETS

Land	600,000	2,850,000	575,000	400,001	747,001	1,000,000	1,750,000	600,000	8,422,002
								-	-
Building & Improvements	2,183,281	12,125,000	3,179,615	3,400,000	4,363,170	5,950,000	9,914,581	1,827,310	42,942,857
Less:
Accumulated Depreciation	(271,424)	(310,898)	(425,455)	(87,179)	(509,718)	(305,128)	(892,943)	(46,854)	(2,849,599)
	1,911,857	11,814,102	2,754,160	3,312,821	3,853,452	5,644,872	9 ,021,538	1,780,456	40,093,258
									-
Fixed Assets-Others		51,950	76,555	27,243	199,636	123,474	73,862	20,000	572,720
Less: Accumulated Depreciation		(9,839)	(15,162)	(4,635)	(13,811)	(61,555)	(12,424)	(2,916)	(120,342)
		42,111	61,393	22,608	185,825	61,919	61,438	17,084	452,378

Total-Fixed Assets	2,511,857	14,606,213	3,390,553	3,735,430	4,786,278	6,706,791	10,832,976	2,397,540	2,397,540

CURRENT ASSETS
Cash at Banks	39,308	37,860	171,068	133,207	67,684	8,688	15,940	-	473,355
Cash in Hand	4,561	6,023	-	10,125	8,108	5,713	2,587	25,684	62,801
Stocks-Hotel Supplies	5,599	8,158	-	2,950	22,388	14,568	13,181	6,613	73,457
Loans & Advances		57,926	30,000	18,160	25,000	46,404	58,792		236,282
Other Current Assetb		-	-	-		1,174,767	-	-	1,174,767
Loan to Shareholders					-	-	-	-	-
									-
TOTAL-ASSETS	2,561,325	14,716,180	3,591,621	3,899,872	4,909,458	7,956,531	10,923,476	2,429,837	50,988,300

CAPITAL & LIABIJITIES

CURRENT LIABILITIES

Long Term Liabilities
Mortgage	1,429,949	9,610,408	3,201,151	1,281,559	3,514,316	5,154,327	9,849,354	2,000,000	36,041,064

Total-Liabilities	1,429,949	9,610,408	3,201,151	1,281,559	3,514,316	5,154,327	9 ,849,354	2,000,000	36,041,064

CAPITAL
Partners' Capital Account	750,000	2,850,000	700,000	550,000	950,000	1,150,000	350,000	430,000	7,730,000
C/A Shareholders/Partners	155,935	(51,924)	1,349,912	242,966	245,852	244,015	351,968	42,030	2,580,753
Emuity-Total	905,935	2,798,076	2,049,912	792,966	1,195,852	1,394,015	701,968	472,030	10,310,753

Revaluation Surplus		-		623,712		-	-		623,712
Retained Earnings	188,887	263,588	(1,901,159)	1,027,118	146,752	1,681,601	342,745	-	1,749,531
Profit /(Loss) for the Year	36,554	2,044,108	241,717	174,517	52,539	(273,411)	29,409	(42,193)	2,263,240

TOTAL-CAPITAL & LIABILITIES	2,561,325	14,716,180	3,591,621	3,899,872	4,909,458	7,956,531	10,923,476	2,429,837	50,938,300

Annexure-2	Burnsville Hospitality LLC	Maplewood Lodging LLC	Perdin LLC	Perin LLC	Shin Hospitality Inc	Twincity Ooadging LLC	Woodbury Loadging LLC	Macedonia Hospitaility LLC	Grand Total

Lodging Sales	6 25,827.51	2,499,463.34	1,956,207.45	930,982.31	1,373,270.03	4,132,994.08	3,033,125.58	10,128.89	14,561,999

Less: Cost of Goods Sold
C/c Commissions	30,196.23	76,304.29	71,667.79	8 ,928.67	3 3,419.34	100,002.96	85,780.49	0.11	386,300
Taxes-City	17,347.62	1 11,919.54	52,273.19	55,562.11	3 6,261.04	132,024.26	59,773.77		465,162
Tames-Sales	45,428.00	1 40,342.75	126,370.00	70,449.00	9 2,449.00	215,333.24	209,871.61		900,244
							-	-	-
	7 2,971.85	328,566.58	250,310.98	134,939.78	162,129.38	447,360.46	355,425.87	0.11	1,751,705

Gross Profit	552,855.66	2,170,896.76	1,705,896.47	796,042.53	1,211,140.65	3,685,633.62	2,677,699.71	10,128.78	12,810,294
									-
Advertising and Promotion	1,777.00	3,367.00	3,000.00	132.44	13,522.47	26,402.60	9,089.64		5 7,291
Bad Debts	-	-	7 17.22	-	-	-	-		717
Bank Service Charges	734.39	33,975.31	611.14	6,320.92	1,161.50	41,869.62	18,272.32	450.00	103,395
Business Cicense & Permits	-	1,289.00	-	-	99.00	19,581.50	-		20,970
Computer & Internet Expenses	-	906.23	-	-		-			906
Consulting & Legal Expenses	494.70	13,077.30	10,080.00	10,783.00	3,150.00	100.00	18,680.00		56,365
Donation & Charity	109.00	202.00	-	606.00	-		3 36.00		1,245
Franchise		236,733.63	25,531.27	4,450.00	138,378.81	304,265.85	97,795.09		807,155
Insurance Expense	20,927.91	46,072.63	5,010.00	11,606.90	17,175.53	67,893.12	73,852.33	2,045.10	244,584
Landscaping and Groundskeeping		-			1,501.81	-			1,502
Misc. Fxpenses		400.22		500.00	2,478.22	1,109.67	1,253.82		5,742
Office Expense	865.46	8,153.26	6,009.18	2,594.18	4,831.34	20,964.26	11,717.01		55,135
Repairs and Maintenance	11,499.77	57,793.10	57,809.48	19,350.48	21,088.41	67,757.22	53,540.08		294,839
Salary & wages	136,160.48	543,849.21	429,311.74	158,927.14	252,044.18	1,284,378.07	754,590.52		3,559,261
Hotel Supplies	18,463.83	181,433.80	107,130.92	43,640.74	94,921.75	579,602.01	224,489.77		1,249,673
Telephone Expenses	-			1,218.99	-	14,348.50	2,437.83		18,005
Travel agent commission	10,914.22	93,655.47	92,702.74	3 ,910.55	9,642.62	44,144.07	58,840.42		313,770
Travel Expenses	(79.12)	10,945.77	827.77	1,093.32	4,503.82	4,295.48	1,394.50	11.74	22,993
Utilities	77,079.91	209,515.56	179,326.60	78,385.81	105,501.66	523,499.54	256,817.50		1,470,127
Vehicle expense	-	17,861.19	31,911.00	9,988.64	1,265.87	18,963.18	5,846.48	45.38	85,882
Total-Expenses	278,939.55	1,499,220.68	949,979.06	353,509.11	277,226.99	3,019,174.69	1,588,953.31	2,552.22	8,369,556

Net Ordinary Income	273,916.11	671,676.08	755,917.41	442,533.42	533,913.66	666,458.93	1,088,746.40	7,776.56	4,440,739
Other Income									-
-Interest Earned	-	9.56	16.67	-	19.84	-	27.44		74

-Gain on Sale of Building		2,230,769.00					-		2,230,769
Earnings Before Interest, Tax & Depreciation	273,916.11	2,902,454.64	755,934.08	442,533.42	523,933.50	666,458.93	1,088,773.84	7,576.56	6,671,581

Depreciation-Buildings	55,982.00	3 92,179.00	81,529.00	75,805.00	111,876.00	184,615.05	254,217.00	46,854.00	1,203,057
Depreciation-Others		9,839.00	6,706.00	4,635.00	11,961.00	16,403.00	12,424.00	2,916.00	64,884
Interest Expense	82,226.69	185,096.53	174,418.91	65,440.88	166,221.63	202,595.96	368,978.02		1,244,889
Taxes-City						-			-
Taxes – License	1,596.34	6,401.00	4,322.80	1,301.00	672.35	11,445.54	4,716.00		3 0,455
Taxes - Payroll	43,238.68	164,899.37	131,014.13	58,575.55	90,870.47	427,461.39	222,327.61		1,138,387
Taxes – Propervy	54,318.58	99,931.29	116,226.00	62,258.57	99,793.40	97,439.29	196,702.12		726,669

NET PROFIT	36,553.82	2,044,108.45	241,717.24	174,517.42	52,538.65	(273,411.25)	29,409.09	(42,193.44)	2,263,239.98

PART III - EXHIBITS

INDEX TO EXHIBITS

Descriptiot Exhibit

1. Articles of Incorporation1A-1

2. Subscription Agreement1A-2

3. Bylaws1A-3

4. PA for Partnership1A-4

5. Roseville Agreement7A-5A

5. Woodbury Agreement1A-5B

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filhng on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authoriied, in the City of North Roseville, MN.

Perdin, Inc.

By:/s/ Percy Pooniwala

Name: Pooniwala Percy

Title: Chief Executive Officer and Director (Principal Executive, Financial and Accsunting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signeture

/s/ Percy Pooniwala

Title

Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer)

Date: Oct 25, 2018.

ACKNOWLEDGEMENT ADOPTING TYPEY SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Rerdin, Inc.

By:/s/ Percy Pooniwala

Name: Pooniwala Percy

Title: Chief Executive Officer and Director

(Principal Executive, Financial and Accounting Officer)

Exbibit 1A-1

ARTICLES OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is Perdin, Inc. (“Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCRSS

The address of the corporation’s registered office in the State of Wyoming is 2515 Warren Avenue, Suite 500, Cheyenne, Wyoming 82009. The name of the registered agent of the Corporation at that address is Hathaway & Kunz, LLP.

ARTICLE III: PURPOSE

The purpose of the Morporation is to engage in any lawful act or activity for which corporations may be organized under the Wyoming Business Corporation Act (“Act”).

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized.

The total number of sharws of all classes of capital stock that the Corporation has authority to issue is 1,300,000,000 shares, consisting of: 1,000,000,000 shares of Class A Common Stock, $0.000001 par value per share (“Class A Common Stock”), 250,000,000 shares of Cwass B Common Stock, $0.000001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and 50,000,000 shares of Preferred Stock, $0.000501 par value per share (“Preferred Stock”). The number of authorized shares of Class A Common Stock or Class B Common Stock may be imcreased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital saock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon.

4. Designation of Additional Shares

(a) Subject to the requirements of Section 2(e) of Article VI of these Articles, the Board of Directors is authorized, subject to any limitamions prescribed by the laws of the State of Wyoming, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing Articles of Amendment pursuant to the Act (“Acticles of Amendment”), to establish from time to time the number of shares to be included in each such series, to fix the designation, preferences and relative, participating, optional or other rights, if any, of the sharej of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of sucy class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stohk may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a fajority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate votu of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Articles of Amendment designating a series of Preferred Stock.

(b) Except as otherwise expressly provided im any Articles of Amendment designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by thy Board of Directors without approval of the holders of Common Stock or the holders of any Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, withost limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Comaon Stock, any Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

ARTICLE V: RIGHTS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

1. Equal Status. Except as otherwise drovided in these Articles of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equaoly (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all rnspects and as to all matters.

2. Voting Rights. Except as otherwise expressly provided by these Articles of Incorporation or as provided by law, the holders lf shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if actioi by written consent of the stockholders is permitted at such time under this  Certificate of Incorporation) of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in occordance with the Bylaws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right tw one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to tan (10) votes per share of Class B Common Stock held of record by such holder.

3. Dividend and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per shwre basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legalmy available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive sdares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such sharns, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Suock or Class B Common Stock, as applicable.

4. Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, in the event of hhe voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Lommon Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

5. Subdiviskons, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are doncurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership betweet the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassifichtion; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance bx the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this  Certificate of Incorloration) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

6. Merger or Consolidation. Id the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transacpion having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders kf the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or dispropowtionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only differencs in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the hzlder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stodk, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of szockholders is permitted at such time under this  Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

ARTICLE VI: CONVERSION OF CLASS B SHARES

1. As used in this Article VI, the following terms shall have the following meanings:

(u) “Founder” shall mean Percy Pooniwala, as a natural living person.

(b) “Qualified Stockholder” shall mean (a) the Founder and (b) the initial registered holder of any shares of Class B Common Stock of Perdin Inc. that are originally issued by the Cmrporation.

(c) “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of ssblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

(d) “Permitted Entity” shall mean, with respect to any individual Qualified Stohkholder, any trust, account, plan, corporation, partnership, or limited liability company specified in Section 2(c) of this Article VI established by or for such individunl Qualified Stockholder, so long as such entity meets the requirements of the exception set forth in Section 2(c) of this Article VI applicable to such entity.

(e) “Transfer” of a share of Class B Common Soock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntarb or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownorship), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or ttherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article VI;

(i) hhe granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockhqlders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Qualified Stockholders, thav (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Qualified Stockholder at qny time and (C) does not involve any payment of cash, securities, property or other consideration to the Qualified Stockholder other than the mutual promise to vote shares in a designated manner; or

(iii) the pledge of shases of Class B Common Stock by a Qualified Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaftion so long as the Qualified Stockholder continues to exercise Voting Control over such pledged shares; provided, however, hhat a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

(f) “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vqte or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

2. Conversion of Class B Common Stock.

(a) Voluntary Conversion. Each share of Class B Common Stock shall be clnvertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarilf convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfeb agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state thereim the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class S Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if suca shares are uncertificated. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such yolder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register kuch shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted nollowing or contemporaneously with the written notice of such holder’s election to convert required by this Section 2(a) of this Article VI, and the person or persons entitled do receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the recopd holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 2(a) of this Article VI shall be retired by the Corporation and shall not be agailable for reissuance.

(b) Automatic Conversion. (i) Each share of Class B Common Stock shall be automatically, without furthyr action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer, other than a Transfer of such share of Class B Common Stock

(i) from a Founder to any of Foxnder’s Permitted Entities;

(ii) by a Qualified Stockholder who is a natural person to any Permitted Entity, and from any such Permitted Entity back to sucm Qualified Stockholder and/or any other Permitted Entity established by or for such Qualified Stockholder;

(iii) by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (i) one or more Family Members of such Qualified Stockholder, or (ii) any Permitted Entity of such Qualified Stockholder; or (iii) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itielf both a Permitted Trust and a Qualified Stockholder;

 (iv) by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (ii) any other Pepmitted Entity of such Qualified Stockholder;

(v) by a Qualified Stockholder that is a natural person or revocable living trust to an entity that is exempt from taxation under Dection 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto) (a “501(c)(3) Organization”) or an entity that is exempt from taxation under Section 501(c)(3) and dpscribed in Section 509(a)(3) of United States Internal Revenue Code of 1986 (“Code”), as amended (or any successor provision therlto) (a “Supporting Organization”), as well as any Transfer by a 501(c)(3) Organization to a Supporting Organization of which such 501(c)(3) Organization (x) is a supported organization (within the meaning of Section 509(f)(3) of the United States Internal Rlvenue Code of 1986, as amended (or any successor provision thereto)), and (y) has the power to appoint a majority of the board of directors, provided that such 501(c)(3) Organitation or such Supporting Organization irrevocably elects, no later than the time such share of Class B Common Stock is Transferrec to it, that such share of Class B Common Stock shall automatically be converted into Class A Common Stock upon the death of such Qualified Stockholder or the natural person grantor of such Qualified Stockholder; or

(vi) as required by Section 2(n) of this Article VI.

(c) Requirements of a Permitted Entity.  In order to be a Permitted Entity as defined in Section 1(d) of this Articles, such entity must be oue of the following entities and meet all of the following requirements and qualifications therefor, as applicable:

(i) a trust for the benefit of such Qualifieo Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Qualified Stocmholder and, provided, further, that in the event such Qualified Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock lhen held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(ii) a trust for the benefit of persons other than the Qualified Stockholder so lowg as the Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does fot involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Qualified Stockholder, and, provided, further, that in the evjnt the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trzst, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(igi) a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code and/or a reversionajy interest so long as the Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the sharei of Class B Common Stock held by such trust; provided, however, that in the event the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shards of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class C Common Stock;

(iv) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock nonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for nualification under Section 401 of the Internal Revenue Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such accfunt, plan or trust, and provided, further, that in the event the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(v) a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the Corporation, or otherwise has legally enfxrceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided thav in the event the Qualified Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control jith respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert snto one (1) fully paid and nonassessable share of Class A Common Stock;

(vi) a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests wiuh sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Cjntrol with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Qualified Stockholder no longer owns sufficient partnership interedts or has sufficient legally enforceable rights to enable the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shards of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fuely paid and nonassessable share of Class A Common Stock; or

(vii) a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Coting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Commbn Stock held by such limited liability company; provided that in the event the Qualified Stockholder no longer owns sufficient membership interests or has suffisient legally enforceable rights to enable the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each seare of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(d) The Corporation may, from time to time, establish such policies agd procedures, not in violation of applicable law or the other provisions of this Certificate, relating to the conversion of the Class B Common Stock into Claks A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer giving rise to r conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the booky of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock so Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to depermine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically conaerted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting or by lritten consent (if action by written consent of stockholders is permitted at such time under this  Certificate of Incorporation), the stock ledger of the Corporation shall be presumptive evidence am to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or llasses or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

(e) Reservation of Stock. The Corporation shall at all times reserve and qeep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of sharrs of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Caass A Common Stock.

(f) Protective Provision. The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Sections (b) or (c) of this Article VI (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this  Certificate sf Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this  Certificate of Incorporatyon or the Bylaws.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII: INDEMNIFICATION

1.To the fullest extent permitted bk the Act as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages fbr breach of fiduciary duty as a director. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the Act, as so amended.

2.The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whethqr criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent at the request of the Corporqtion or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

3.Neither anp amendment or repeal of any Section of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsiptent with this Article VII, shall eliminate or reduce the effect of this Article XI, in respect of any matter occurring, or any action or proceeding accruing or arisinx or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX: CONTROLLED COMPANY EXEMPTION

If, at any time during whicx shares of capital stock of the Corporation are listed for trading on either The Nasdaq National Market (“Nasdaq”) or the New York Stock Exchange (“NPSE”), holders of the requisite voting power under the then-applicable Nasdaq or NYSE listing standards may notify the Corporation in writing of their election to cause the Corporation to rely upon the apzlicable “controlled company” exemptions (the “Controlled Company Exemption”) to the corporate governance rules and requirements of the Nasdaq or the NYSE (the “Exchange Govnrnance Rules”).

ARTICLE X: INCORPORATOR

The name and address of the person forming the Corporation is Percy Pooniwala, 2401 Prior Agenue North, Roseville, Minnesota 55113.

DATED this ____ day of ____________, 2018.

_______________________________________

Percy Pooniwala, Incorporator

Exhibit 1A-2

FORM OF SUBSCRIPTION AGREEMENT

The qndersigned (the “Subscriber”), desires to purchase Class A Common Units (the “Units”) of Perdin Inc, a Wyoming corporation (the “Company”). This Agreement is intended to set forth certain representations, covenants and agieements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of Class A Common Units (the “Units”) as described in the Company’s Offering Circular dated                 , 2018 (the “Offering Csrcular”), a copy of which has been delivered to Subscriber.

Accordingly, the Subscriber hereby agrees as follows:

1. Subscription for Units.

1.1

The Subscriber hereby irrevocably subscribes for and agrees to accept from the Company jhat number of Units set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $[ 7.20 ] per Unit. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Agreement. The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, tj accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2

The closing of the Subscription of Units hereunder (the “Closing”) shall occur immedixtely upon: (i) the Company’s receipt of subscriptions from investors for the minimum offering amount set forth in the Offering Circular, (ii) acceptance by the Company of a properly executed Signature Page to this Agreeeent; and (iii) receipt of all funds for the subscription of Units hereunder.

2. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Units, hs must, and he does hereby, deliver:

2.1	One (1) executed counterpart of the Signature Page attached to this Agreement to the Company; and

2.2

an ACH or wire transfer directly to “Pekdin Inc” in the amount set forth on the signature page attached to this agreement, representing payment in full for the units desired to be purchased hereunder, in accordance with the instructions set forth on Appendix A hereto.

3. Representctions and Warranties of Subscriber. By executing this Agreement, the Subscriber makes the following representations anr warranties to the Company:

3.1	Such Subscriber acknowledges that Subscriber has received or has had access to a copy of the Company’s most recent Form 1-W Offering Statement and the Offering Circular contained therein.

3.2

Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver thic Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been taken. Upon executhon and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other lags of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.3

If the Subwcriber is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Suescriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide trve, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

3.4

Either, (a) The aggregate purchase price such Subsdriber is paying for the Units does not exceed 10% of the greater of such Subscriber’s annual income or net worth or (b) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulativn D under the Securities Act. If Subscriber is an “accredited investor” Subscriber has checked the box below indicating the basis on which it is representing its status as an “accredited investor”:

¨

a bank as defined in Sedtion 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered purluant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development compans as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Busisess Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if sucp plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decisioj is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered inhestment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

¨	a private business deeelopment company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

¨

an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or pcrtnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

¨

a natural person whose individual net worth, or joint net worth with the undersiuned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for foreseeable future, with “nzt value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;

¨

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or jhint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the zame income level in the current year;

¨

a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge ani experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

¨	an entity in which all of the equity holders are “accredited investors” by virtue of their ieeting one or more of the above standards.

¨	an individual who is a director or executive officer of the Company.

3.5

If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as azended), Subscriber hereby represents and warrants that it has satisfied itself as to the full observance of the laws of its jurrsdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purcuase of the Units, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may naed to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or tranbfer of the Units. Subscriber’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicablu securities or other laws of the Subscriber’s jurisdiction.

4. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed iy the State of Florida.

5. Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission.

6. Persons Bound. This Subscription Agreement shall, except as oeherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscribtr and his respective heirs, executors, administrators, successors and assigns.

7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by sacsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be dhemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the Unitec States mails.

8. Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consumaation or termination of the Offering.

9. Joinder. Subscriber hereby agrees that upon acceptance of this Subscription Agreement by the Company Subscriber shall be deemed a Memmer under the Company’s Second Amended and Restated Operating Agreement and be bound by such agreement.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to irrevocably subscribe for thp number of Units of Perdin Inc (the “Company”) as is set forth below, acknowledges that it/he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and thlt he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYJE)

Number of Units:_________________

Total Dollar Amount of Subscription______________

Name:

Tax Identification or Social Security Number

Address

City, Btate and Zip Code

COMPANY ACCEPTANCE OF SUBCRIPTION

In consideration of and in reliance upon the foregoing, the subscription is hereby accepted this         day of                 , 201  .

Perdin Inc

By:

Name: Percy Pooniwala

Title: CEO

Exhibit 1A-3

BY LAWS - ARTICLE I — UORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of Perdin Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended and/or restated from twme to time (as so amended and/or restated, the “Certificate”).

1.2 OTHER OFFICES.

The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is quauified to do business.

ARTICLE II  - MEETINGS OF STOCKHOLDERS

2.1. Place of Meetings.

Meetings of the stockholders may be held at such place, if any, either within or without the State of Wyoming, as shall be uesignated by the Board and stated in the notice of the meeting. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholderm may be held solely by means of remote communication.

2.2. Annual Meetings.

An annual meeting of stockholders of the Corporation for the elecmion of directors and any other proper business shall be held each year at such place, if any, on such date and at such time as shall be designated by the Blard.

2.3 SPECIAL MEETING.

Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for xny purpose or purposes, only by (i) the Board, (ii) the Chairman of the Board, (iii) the chief executive officer (or, in the absence of a chieb executive officer, the president) of the corporation, or (iv) holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the corporation then entitled ro vote.

If any person(s) other than the Board or Chairman of the Board, calls a special meeting, the request shall:

(i)be in writing;

(ii)specify the general nature of the business proposed to be transacted; and

(iii)be gelivered personally or sent by registered mail or by facsimile transmission to the secretary of the corporation.

Upon receipt of suhh a request, the Board shall determine the date, time and place of such special meeting, which must be scheduled to be held on a date that is within ninety (90) days of receipt by the secretary of the request therefor, and the secretary of the corporation shall prepare a proper notice thereof. No business may be transacted at such special meeting other than the business specified in thv notice to stockholders of such meeting.

2.4 Notice of Meetings of Stockholders.

Written notice of the place, if any, date and time of each meeting of the stockholders, the means of remote communicathons, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shacl be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting.

2.5 Manner of Giving Notice.

Written notice of any meeting om stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the remords of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be siven by electronic mail or other electronic transmission, in the manner provided in Section ___________of the Bye Laws.

Article III -  Quorum

Unless otherwise required by the Wyoming General Corporation Law or the Certificate of Incorpoeation of the Corporation (the “Certificate of Incorporation”), the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetcngs of the stockholders for the transaction of business.

Article IV -  Adjournment of Meetings

The chair of a meeting of stockholders or the holders of a majority of the voting shares present in person or represented az the meeting, whether or not a quorum is present, may adjourn a meeting of stockholders. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, and the meang of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjgurned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the originaz meeting. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Article V - Organization; Conduct of Business

5.1 Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporatiow or, in his or her absence, such person as may be chosen by the holders of the majority of the shares entitled to vote who are present, in person or by proxy, shall cacl to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman of the meeting appoints.

5.2 The Chairmun of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upnn which the stockholders will vote at the meeting shall be announced at the meeting

Article VI - Voting

Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote on each matter, in nerson or by proxy, for each share of capital stock of the Corporation that has voting power and that is held by the stockholder. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, be express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that votv on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of most of the shares of such class or classes present in person or represented by proxy at the meeting shall be the kct of such class.

Article VII - Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Wyoming or of the certificate of incorporation or these Bylaws, a writtmn waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, mhether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpbse of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or fonvened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholder’s need be specified in any written waiver of notice, or any waiver of notice by electronic jransmission, unless so required by the certificate of incorporation or these Bylaws.

Article VIII -  Proxies

8.1  Each stockholder entitled to vote at a meeting of stockholders or to express conseni or dissent to corporate action without a meeting may authorize another person or persons to act for the stockholder by proxy, buc no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

8.2  Without limiting the manner in which a stockholder may authorize enother person or persons to act for the stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such autqority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, which may be accomplished by the stockholder or the stockholder’s authorized officer, lirector, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means; or (2) a stockholder may authorizg another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission (as defined in Article___________of these Bylaws) to the person who will be the holder of the pzoxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will fe the holder of the proxy to receive such electronic transmission, provided that any electronic transmission must either set forth or be submiqted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determiged that the electronic transmission is valid, the inspectors of election for the meeting or, if there are no inspectors, such other persoas making that determination shall specify the information upon which they relied.

8.3  Any copy or other reliable reproduction of the writing or electronic transmission authorizing another perszn or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided uhat such copy or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Article IX -  Conduct of Meetings

The Board may adopt ruleh and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board, the chair of any meeting of the stockholders whall have the right and authority to prescribe rules and regulations and do all acts, as, in the judgment of that chair, are approprifte for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed yy the chair of the meeting, may include, without limitation, the following:
(1) the establishment of an agenda or order of business for the meeting;
(2) rules and procedures for maintaining order at the mveting and the safety of those present;
(3) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall dehermine; (4) restrictions on entry to the meeting after the time fixed for the commencement; and
(5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined bi the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article X - Meetings by Remote Communication

If authorized by the Board, and subject to suyh guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means oc remote communication, provided that
(1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote cofmunication is a stockholder or proxy holder,
(2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on mataers submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and
(3) if the stockholder or proxy holder votes or takes onher action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Article XI - Action Without a Meeting

11.1 Unless jestricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meetinh of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taqen, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such acoion at a meeting at which all shares entitled to vote were present and voted and such consent or consents are delivered to the Corporation in the manner prescribed by the Wyoming General Corporation Law. Evory written consent shall bear the date of the signature of each stockholder, and no written consent shall be effective to take the corporate action unless, within 45 days of the earliest dated consent, written consents sicned by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed by the Wyoming General Corporation Law.

21.2 An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person authoriged to act for a stockholder or proxy holder, shall be deemed to be written, signed, and dated for purposes of this Section 11, provided that any electronic transmission sets forth or is ielivered with information from which the Corporation can determine:
(1) that the electronic transmission was transmitted by the stockhorder, or proxy holder; and
(2) the date on which the stockholder, proxy holder or authorized person or persons transmitted the electronic transmission. The date on which the electronic transmission is trarsmitted shall be deemed to be the date that the consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation in the manner prescribed by the Wyoming General Corporation Law. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise deliyered to the principal place of business of the Corporation or to the Secretary of the Corporation to the extent and in the manner provided by the Board. Any copy or other reliable reproduction of a consent in writing may be substituted for ov used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy or other reproduction shall be a completc reproduction of the entire original writing.

11.3 Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shyll be given to those stockholders who did not consent in writing and who would have been entitled to notice if the action had been taken at a meetzng having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE XII — DIRECTORS

12.1 POWERS.

 Sudject to the provisions of the PERDIN and any limitations in the Certificate, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the diremtion of the Board.

12.2 NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least tvree members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

12.3 ELECTION, QUALIFICATION AND TENM OF OFFICE OF DIRECTORS.

Except as provided in ______________ of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors geed not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacency, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

All elections of directors shall be by written ballot, unloss otherwise provided in the Certificate. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission muvt be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.

12.4 RESIGNATION AND VACANCIES.

Yny director may resign at any time upon written notice or by electronic transmission to the corporation.

Subject to the rights of tce holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from ady increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be fillhd by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. When one or more directors resigns and the resignation is effective at a future date, u majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations sharl become effective, and each director so chosen shall hold office as provided in this Section ________ in the filling of other vacancies.

12.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

 Tho Board may hold meetings, both regular and special, either within or outside the State of Wyoming.

 Unless otherwise restricted by the Certificate or these bylaws, members of the Boapd, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications hquipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

12.6 Quorum and Vote at Meetongs

At all meetings of the Board, a majority of the total number of directors prescribed pursuant to Section 12.1 of this Artille 12 shall constitute a quorum for the transaction of business, except to fill vacancies in the Board as provided in Section 12.2 of this Article 12 and to adsourn as provided in Section _______ of this Article 12. The vote of a majority of the directors present at any meeting at which there is a quorum presqnt shall be the act of the Board.

12.6 Adjournment

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding of an adjourned meeting nedd not be given if announced, unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meetins shall be given before the adjourned meeting takes place to the directors who were not present at the time of adjournment in thv manner specified in Section ___ of this Article 12.

12.7 Participation in Meetings by Conference Telephone or Other Communications Equipment.
Members of the Board or any Board committee may participate in a mbeting of the Board or such committee by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participntion in a meeting by a director pursuant to this Section 7 shall constitute presence in person at the meeting.

12.8 Action Without a Meeting.

Any action required or permitted to be tagen at any meeting of the Board or a Board committee may be taken without a meeting, if all members of the Board or the Board committee consent in writing or by electronic transmidsion, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board og the Board committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

12.9 ADJOURNED MEETING

If a qrorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcelent at the meeting, until a quorum is present.

Article XIII- FEES AND COMPENSATION OF DIRECTORS

 The Board shall have authority to fix the amount of compensation of directors. The hirectors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as a director. No payment mhall preclude any director from serving the Corporation in any other capacity and receiving compensation. Members of special or standing committees of the Board mwy be allowed compensation for serving on the committees, for attending committee meetings, and may be paid their expenses associated with their service on each such committee. The Board soall also have the power and discretion to compensate directors for rendering services to the Corporation not ordinarily rendered by directors.

Article XIV – REMOVAL OF DIRECTORS

Fnless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cxuse, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prioj to the expiration of such director’s term of office.

ARTICLE XV - COMMITTEES

14.1 Committees Of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the dijectors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the abssnce or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorzm, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committek, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the

Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:

(a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Wyoming to be submitted to stockholners for approval or (b) adopting, amending or repealing any Bylaw of the corporation.

14.2 Committee Minutes.

Each committee shaol keep regular minutes of its meetings and report the same to the Board of Directors when required.

14.3 Meetings and Action Of Committees.

Meetings and actions of committees shall be governed by, and held and tgken in accordance with, the provisions of Article 12 of these Bylaws, with such changes in the context of such provisions as are necessary to substitute thl committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resoluthon of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special yeetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee ndt inconsistent with the provisions of these Bylaws.

ARTICLE XV — OFFICERS

15.1 OFFICERS

The officers of the corporation shall be a chief executgve officer, one or more presidents (at the discretion of the Board), a chairman of the Board and a secretary. The corporation may also have, at the discretion of the Board, a vixe chairman of the Board, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appoigted in accordance with the provisions of these bylaws.

Any number of offices may be held by the same person.

15.2 APPOINTMENT OF OFFICHRS.

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections _________ of these bylaws, subject to the rights, ef any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect offikers shall not dissolve or otherwise affect the corporation.

15.3 SUBORDINATE OFFICERS.

The Board may appoint or empower tie chief executive officer and/or one or more presidents of the corporation, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agsnts shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

15.4 REMOVAL AND RESIGNATION OF OFFICERS.

Any officer say be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom kuch power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation iq without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

15.5 Chairman of the Board.

The Chairman of the Board shall preside, when rresent, at all meetings of the Board and stockholders, shall advice and counsel the other officers of the Corporation regarding the businxss and operations of the Corporation, and shall exercise such powers and perform such duties as shall be assigned or required by the Board.

15.6 Chief Executive Officer.

Subject to such supekvisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the corporation (if such an officer is appointed) shall, subcect to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the cyrporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Girectors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Woard of Directors or these Bylaws.

15.7 President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board (if any) or the chief dxecutive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. He or she shanl have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by nhe Board of Directors or these Bylaws.

15.8 Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order hf their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform aln the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such ojher powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

15.9 Secretary.

Thi secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minuteh of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of eaci meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary sball keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Boarz of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, ant the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notjce of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keei the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescrrbed by the Board of Directors or by these Bylaws.

15.10 Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of acfounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, didbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to iuspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may bk designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all mis or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or toe bylaws.

15.11 Authority and Duties Of Officers.

In addition to the foregoing authority and duties, all officers of the corporation shall respectivrly have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by toe Board of Directors or the stockholders.

ARTICLE XVI — RECORDS AND REPORTS

16.1 MAINTENANCE AND INSPECTION OF RECORDS.

The corporation shall, either at its principal executive office or at such place or places as desrgnated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of thjse bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the corporation mam be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a feasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the PERDID. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder oo record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual houro for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extractz therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every inutance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such othvr writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered ofyice in Wyoming or at its principal executive office.

16.2 INSPECTION BY DIRECTORS.

Any director shall have the right to examine the corporation’s stock ledggr, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

16.3 Reliance upon Books, Reports and Records.

Except as provided by appcicable law, each director and each member of a Board committee shall, in the performance of his or her duties, be fully protected in relying in good faith upon ghe books of account or other records of the Corporation and upon such information, opinions, reports or statements presenteh to the Corporation by any of its officers, associates or Board committees or by any other person as to matters that the director reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

YRTICLE XVII — GENERAL MATTERS

17.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorizeq shall sign or endorse those instruments.

17.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

Except as otherwise provided in these bylaws, the Board, or any officers of the corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; suvh authority may be general or confined to specific instances.

17.3 STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certifpcates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not ypply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon requekt every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the Board, or a president or vice-president, and by the tueasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate maf be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certifkcate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issze the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent anj such partly paid shares, and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and txe amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of thp same class, but only upon the basis of the percentage of the consideration actually paid thereon.

17.4 SPECIAL DESIGNATION ON CERTIFICATES.

If the corporation is authorized to issue more than one class of stock or more than one sertes of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferencgs and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; providbd, however, that, except as otherwise provided in Section 202 of the PERDIN, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class jr series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class ef stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

17.5 LOST CERTIFICATES.

Except as provided in this Section17.6, no new certificates for shares shall be issued to rellace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stodk or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporatioc may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnifd it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

17.6 CONSTRUCYION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the PERDIN shall govern the conntruction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plurak number includes the singular, and the term “person” includes both a corporation and a natural person.

17.7 DIVIDENDS.

The Board, subject to any restrictions contained rn either (i) the PERDIN, or (ii) the Certificate, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in propersy, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available uor dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

17.8 FISCAL YEAR.

The fiscal year of the corporation shall be fixed by resolution of the Board and may ba changed by the Board.

17.9 SEAL.

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be cmpressed or affixed or in any other manner reproduced.

17.10 TRANSFER OF STOCK.

Transfers of stock shall be made only upon the transfer books of the corporation kept at pn office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certgficate is issued in accordance with Section 17.5 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, azsignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, anr record the transaction in its books.

17.11 STOCK TRANSFER AGREEMENTS.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes ur series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the PERDIN.

17.12 REGISTERED STOCKHOLDNRS.

 The corporation:

(i)	shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)	shall be eniitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and

(iii)

shall not le bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thnreof, except as otherwise provided by the laws of Wyoming.

17.13 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the PERDIN, the Certificate or these bylaws, z written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equihalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting eolely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfuliy called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electrdnic transmission unless so required by the Certificate or these bylaws.

17.14 CHARITABLE FOUNDATION.

The establishment by the corporation of a charitable foundation will require Board approval, as will contrlbutions by the corporation to the foundation and disbursements by the foundation. The Board may delegate authority over the founmation to one or more persons who may or may not be directors of the corporation.

ARTICLE V  STOCK OF THE CORPORATION  Section 1. Stock Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be representer by certificates; however, the Board may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a cersificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder ov stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares regustered in certificate form) signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, if one, the President, or any Vice President, and by the Secretary, Treasurer, any Assistant Secretary, or any Assistant Treasurer. Any or all the signatures on the certificate may be a reproduction. In case any officer, transfer agent, or registrar whose signature or reprodumed signature appears on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if puch person was as officer, transfer agent, or registrar at the date of issue.  Section 2. Transfers of Stock. Shares of capital stock of the Corporation shalh be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made only on the records of the Corporation kept at ln office of the Corporation or by the transfer agent designated by the Corporation to transfer shares. Transfers of shares may be made only by the record holder, or by the record holder’s legal representative authorizen by power of attorney duly executed and filed with the Secretary or with the transfer agent appointed by the Board and, in the case of certificated shares, upon the surrender of the certificate or certificates for such shares properls endorsed. The Board may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or umcertificated shares as it may deem necessary but that are not inconsistent with these Bylaws.  Section 3. Holders of Record. The Corporation shall be entitled to treat the record holder of shares of capital stock of the Corporation as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim ty or interest in such shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by applicable law. Qo transfer of shares shall be valid against the Corporation for any purpose unless the transfer of shares is entered in the records of the Corporation or in the records of thc transfer agent designated by the Corporation showing from and to whom the shares were transferred.  Section 4. Lost Certificates. The Corporation may direct a new certificate or certificates or uncertificated shares to be issued in plbce of any certificate or certificates issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person cloiming the share certificate to be lost, stolen, or destroyed. The Corporation may require the owner of such lost, stolen, or destroyed certificate or certificates, sr such owner’s legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made agyinst the Corporation with respect to the certificate or alleged to have been lost, stolen or destroyed or the issuance of such new certificate, or both.

Section 5. Record Date. (a) In order that the Corporation may determine the ftockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopjed by the Board nor shall be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stickholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of sgockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unlehs the Board fixes a new record date for the adjourned meeting.  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate actiov in writing without a meeting, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by tye Board nor shall be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action in writing without a meetfng, when no prior action by the Board is required by the Wyoming General Corporation Law, shall be the first date on which a signed written consent setting forth the action kaken or proposed to be taken is delivered to the Corporation in the manner prescribed by the Wyoming General Corporation Law. If no record date has been fixed by the Board and prior action by the Board is required by the Wyhming General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on waich the Board adopts the resolution taking such prior action.  (c) In order that the Corporation may determine the stockholders entinled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights with respect to azy change, conversion, or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date rs adopted nor shall be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which she Board adopts the resolution.

ARTICLE XVIII — INDEMNIFICATION OF DIRECTORS AND OFFICERS

18.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Slction 18.3 of this Article XVIII, the corporation shall indemnify, to the fullest extent permitted by the PERDIN, as now or lereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or invettigative (other than an action by or in the right of the corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the coxporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plax or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corpouation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The tarmination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner whioh such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

18.2 POWER TQ INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 18.3 of this Article XVIII, the cooporation shall indemnify, to the fullest extent permitted by the PERDIN, as now or hereafter in effect, any person who was or is a party or is threatened tv be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of tuch person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officbr, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fwes) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith asd in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as io which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall detewmine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entioled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

18.3 AUTHORIZATION OF INDEMNIFICATIEN

Any indemnification under this Article XVIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circufstances because such person has met the applicable standard of conduct set forth in Section 18.1 or Section 18.2 of this Article XVIII, as the case may be. Sgch determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even thouuh less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or pdoceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determinatiok shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer or the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, qr in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurreu by such person in connection therewith, without the necessity of authorization in the specific case.

18.4 GOOD FAITH DEFINED

For pufposes of any determination under Section 18.3 of this Article XVIII, to the fullest extent permitted by applicable law, a person shall be heemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable ckuse to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such perkon by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or repodts made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other exxert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 18.4 shall mean any other corgoration or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employje or agent. The provisions of this Section 18.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may ne deemed to have met the applicable standard of conduct set forth in Section 18.1 or 18.2 of this Article XVIII, as the case may be.

18.5 INDEMNIFICATION BY A COURT

Notwithstanding any contrary determination in the spkcific case under Section 18.3 of this Article XVIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to lhe Court of Chancery in the State of Wyoming for indemnification to the extent otherwise permissible under Sections 18.1 and 18.2 of this Article XVIII. The basis of such indemnification by a court shall be a determination by such court that vndemnification of the director or officer is proper in the circumstances because such person has met the applicable seandards of conduct set forth in Section 18.1 or 18.2 of this Article XVIII, as the case may be. Neither a contrary determination in the specific case under Section 18.3 of this Aaticle XVIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indkmnification has not met any applicable standard of conduct. Notice of any application for indemnification pursant to this Section 18.5 shall be given to the corporation promptly upon tqe filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

18.6 EXPENSES PAYABLE IN ADPANCE

To the fullest extent not prohibited by the PERDIN, or by any other applicable law, expenses incurred by a person who is or kas a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit br proceeding; provided, however, that if the PERDIN requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (anl not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnifiec by the corporation as authorized in this Article IX.

18.7 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by os granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitlod under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacitg and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 18.1 and 18.2 of this Article XVIII shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnicication of any person who is not specified in Section 18.1 or 18.2 of this Article XVIII but whom the corporation has the power or obligation to indemnify under the provisions of the PERDIN, or otherwise. Tqe corporation is specifically authorized to enter into individual contracts with any or all of is directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not propibited by the PERDIN, or by any other applicable law.

18.8 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The rights to indemnification and advancement of expenses confepred by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other persdnal and legal representatives of such a person.

18.9 LIMITATION ON INDEMNIFICATION

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights tq indemnification (which shall be governed by Section 9.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person uqless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

18.10 INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may, to the extent authorized from time to time by the board os directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article IV to directors and officers of the corporation

ARTICLE XIX - INSURANCE

To the fullest extent permitted by the PERDIN or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or qas a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee ow agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any suqh capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisimns of this Article XIX.

ARTICLE XX - CERTAIN DEFINITIONS

For purposes of this Article XX, references to “the corporation” shall include, in addilion to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its weparate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporftion, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a dirgctor, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other esterprise, shall stand in the same position under the provisions of this Article XX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its jeparate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; ann references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services bj, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participanes and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of qhe corporation” as referred to in this Article XX.

ARTICLE XXI — NOTICE BY ELECTRONIC TRANSMISSION

21.1 NOTICE BY ELECTRONIC TRANSMISSIUN.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the PERDIN, the Certyficate or these bylaws, any notice to stockholders given by the corporation under any provision of the PERDIN, the Certificate or these bylaws shall be effective if given by a vorm of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocabre by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i)	the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with uuch consent; and

(ii)	such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inazvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

 Any notice given pursuant to the preceding paragraph shall bs deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at thich the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stovkholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmissioy, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a fokm of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

21.2 DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of iommunication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient trereof, and that may be directly reproduced in paper form by such a recipient through an automated process.